UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ESSENDANT INC.

(Name of Registrant as Specified In Its Charter)

Emu Investments LLC

Staples, Inc.

Arch Investors L.P.

SP GP (Cayman) Ltd.

Sycamore Partners II, L.P.

Sycamore Partners II GP, L.P.

Sycamore Partners II GP, Ltd.

Stefan L. Kaluzny

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On September 4, 2018, Staples, Inc. (together with its affiliates participating in the proxy solicitation, “Staples”) filed a preliminary proxy statement (the “Preliminary Proxy Statement”) and accompanying gold proxy card with the Securities and Exchange Commission in connection with the special meeting of stockholders of Essendant Inc. (“Essendant”) then scheduled to be held on October 5, 2018 (the “Special Meeting”). On September 4, 2018 and September 11, 2018, Staples filed certain soliciting materials related to the Preliminary Proxy Statement (collectively, the “Soliciting Materials”). No definitive proxy statement or related materials have ever been filed or sent to Essendant stockholders. The Preliminary Proxy Statement is no longer relevant because on September 14, 2018, (i) the Agreement and Plan of Merger, dated as of April 12, 2018, by and among Genuine Parts Company, Rhino SpinCo Inc., Essendant, and Elephant Merger Sub Corp., as amended, was terminated and the Special Meeting will no longer be held, and (ii) Essendant and Staples entered into an Agreement and Plan of Merger pursuant to which Staples will acquire all of the outstanding shares of Essendant common stock for $12.80 per share in cash, together which resolved the proxy contest between Staples and Essendant. Accordingly, Staples is withdrawing its Preliminary Proxy Statement and related Soliciting Materials.

On September 14, 2018, Staples filed an amendment to its Schedule 13D relating to Essendant, a copy of which is filed herewith as Exhibit 1.

Exhibit 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 13D

(Rule 13d-101)

INFORMATION TO BE INCLUDED IN STATEMENTS FILED PURSUANT

TO RULE 13d-1(a) AND AMENDMENTS THERETO FILED PURSUANT TO

RULE 13d-2(a)

Under the Securities Exchange Act of 1934

(Amendment No. 9)

Essendant Inc.

(Name of Issuer)

Common Stock

(Title of Class of Securities)

296689102

(CUSIP Number)

Sean D. Rodgers, P.C.

Laura Sullivan

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

212-446-4600

(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

September 14, 2018

(Date of Event Which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box.  ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

(Continued on following pages)

*

The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page. The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

CUSIP No. 296689102

1	Name of Reporting Person Emu Investments LLC
2	Check the Appropriate Box if a Member of a Group (a) ☐ (b) ☒
3	SEC Use Only
4	Source of Funds AF
5	Check Box if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization Delaware
Number of Shares Beneficially Owned by Each Reporting Person With	7	Sole Voting Power 0
	8	Shared Voting Power 4,203,631
	9	Sole Dispositive Power 0
	10	Shared Dispositive Power 4,203,631
11	Aggregate Amount Beneficially Owned by Each Reporting Person 4,203,631
12	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 11.15% (1)
14	Type of Reporting Person OO

(1)

Calculated based on 37,709,883 shares of common stock, par value $0.10 per share of Essendant Inc., outstanding as of August 3, 2018, as reported in Essendant Inc.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

2

SCHEDULE 13D

CUSIP No. 296689102

1	Name of Reporting Person Staples, Inc.
2	Check the Appropriate Box if a Member of a Group (a) ☐ (b) ☒
3	SEC Use Only
4	Source of Funds WC
5	Check Box if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization Delaware
Number of Shares Beneficially Owned by Each Reporting Person With	7	Sole Voting Power 0
	8	Shared Voting Power 4,203,631
	9	Sole Dispositive Power 0
	10	Shared Dispositive Power 4,203,631
11	Aggregate Amount Beneficially Owned by Each Reporting Person 4,203,631
12	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 11.15% (1)
14	Type of Reporting Person CO

(1)

Calculated based on 37,709,883 shares of common stock, par value $0.10 per share of Essendant Inc., outstanding as of August 3, 2018, as reported in Essendant Inc.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

3

SCHEDULE 13D

CUSIP No. 296689102

1	Name of Reporting Person Arch Investors L.P.
2	Check the Appropriate Box if a Member of a Group (a) ☐ (b) ☒
3	SEC Use Only
4	Source of Funds OO
5	Check Box if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization Delaware
Number of Shares Beneficially Owned by Each Reporting Person With	7	Sole Voting Power 0
	8	Shared Voting Power 4,203,631
	9	Sole Dispositive Power 0
	10	Shared Dispositive Power 4,203,631
11	Aggregate Amount Beneficially Owned by Each Reporting Person 4,203,631
12	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 11.15% (1)
14	Type of Reporting Person OO

(1)

Calculated based on 37,709,883 shares of common stock, par value $0.10 per share of Essendant Inc., outstanding as of August 3, 2018, as reported in Essendant Inc.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

4

SCHEDULE 13D

CUSIP No. 296689102

1	Name of Reporting Person SP GP (Cayman) Ltd.
2	Check the Appropriate Box if a Member of a Group (a) ☐ (b) ☒
3	SEC Use Only
4	Source of Funds OO
5	Check Box if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization Cayman Islands
Number of Shares Beneficially Owned by Each Reporting Person With	7	Sole Voting Power 0
	8	Shared Voting Power 4,203,631
	9	Sole Dispositive Power 0
	10	Shared Dispositive Power 4,203,631
11	Aggregate Amount Beneficially Owned by Each Reporting Person 4,203,631
12	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 11.15% (1)
14	Type of Reporting Person OO

(1)

Calculated based on 37,709,883 shares of common stock, par value $0.10 per share of Essendant Inc., outstanding as of August 3, 2018, as reported in Essendant Inc.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

5

SCHEDULE 13D

CUSIP No. 296689102

1	Name of Reporting Person Sycamore Partners II, L.P.
2	Check the Appropriate Box if a Member of a Group (a) ☐ (b) ☒
3	SEC Use Only
4	Source of Funds OO
5	Check Box if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization Cayman Islands
Number of Shares Beneficially Owned by Each Reporting Person With	7	Sole Voting Power 0
	8	Shared Voting Power 4,203,631
	9	Sole Dispositive Power 0
	10	Shared Dispositive Power 4,203,631
11	Aggregate Amount Beneficially Owned by Each Reporting Person 4,203,631
12	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 11.15% (1)
14	Type of Reporting Person PN

(1)

Calculated based on 37,709,883 shares of common stock, par value $0.10 per share of Essendant Inc., outstanding as of August 3, 2018, as reported in Essendant Inc.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

6

SCHEDULE 13D

CUSIP No. 296689102

1	Name of Reporting Person Sycamore Partners II GP, L.P.
2	Check the Appropriate Box if a Member of a Group (a) ☐ (b) ☒
3	SEC Use Only
4	Source of Funds NA
5	Check Box if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization Cayman Islands
Number of Shares Beneficially Owned by Each Reporting Person With	7	Sole Voting Power 0
	8	Shared Voting Power 4,203,631
	9	Sole Dispositive Power 0
	10	Shared Dispositive Power 4,203,631
11	Aggregate Amount Beneficially Owned by Each Reporting Person 4,203,631
12	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 11.15% (1)
14	Type of Reporting Person OO

(1)

Calculated based on 37,709,883 shares of common stock, par value $0.10 per share of Essendant Inc., outstanding as of August 3, 2018, as reported in Essendant Inc.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

7

SCHEDULE 13D

CUSIP No. 296689102

1	Name of Reporting Person Sycamore Partners II GP, Ltd.
2	Check the Appropriate Box if a Member of a Group (a) ☐ (b) ☒
3	SEC Use Only
4	Source of Funds NA
5	Check Box if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization Cayman Islands
Number of Shares Beneficially Owned by Each Reporting Person With	7	Sole Voting Power 0
	8	Shared Voting Power 4,203,631
	9	Sole Dispositive Power 0
	10	Shared Dispositive Power 4,203,631
11	Aggregate Amount Beneficially Owned by Each Reporting Person 4,203,631
12	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 11.15% (1)
14	Type of Reporting Person OO

(1)

Calculated based on 37,709,883 shares of common stock, par value $0.10 per share of Essendant Inc., outstanding as of August 3, 2018, as reported in Essendant Inc.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

8

SCHEDULE 13D

CUSIP No. 296689102

1	Name of Reporting Person Stefan L. Kaluzny
2	Check the Appropriate Box if a Member of a Group (a) ☐ (b) ☒
3	SEC Use Only
4	Source of Funds OO
5	Check Box if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐
6	Citizenship or Place of Organization United States
Number of Shares Beneficially Owned by Each Reporting Person With	7	Sole Voting Power 4,203,631
	8	Shared Voting Power 0
	9	Sole Dispositive Power 4,203,631
	10	Shared Dispositive Power 0
11	Aggregate Amount Beneficially Owned by Each Reporting Person 4,203,631
12	Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares ☐
13	Percent of Class Represented by Amount in Row (11) 11.15% (1)
14	Type of Reporting Person IN

(1)

Calculated based on 37,709,883 shares of common stock, par value $0.10 per share of Essendant Inc., outstanding as of August 3, 2018, as reported in Essendant Inc.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2018.

9

This statement constitutes Amendment No. 9 to the Schedule 13D relating to the common stock, par value $0.10 per share (the “Common Stock”), of Essendant Inc., a Delaware corporation (the “Issuer”), and hereby amends the Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2018 (the “Initial Schedule 13D”), as amended by Amendment No. 1 filed with the SEC on May 21, 2018 (“Amendment No. 1”), Amendment No. 2 filed with the SEC on June 4, 2018 (“Amendment No. 2”), Amendment No. 3 filed with the SEC on July 31, 2018 (“Amendment No. 3”), Amendment No. 4 filed with the SEC on August 7, 2018 (“Amendment No. 4”), Amendment No. 5 filed with the SEC on August 8, 2018 (“Amendment No. 5”), Amendment No. 6 filed with the SEC on August 13, 2018 (“Amendment No. 6”), Amendment No. 7 filed with the SEC on September 4, 2018 (“Amendment No. 7”) and Amendment No. 8 filed with the SEC on September 11, 2018 (together with the Initial Schedule 13D, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, and Amendment No. 7, the “Schedule 13D”).

Item 4. Purpose of Transaction

Item 4 is hereby amended by adding the following paragraphs before the last paragraph in Item 4:

On September 14, 2018, following the three-day match period required under the terms of the GPC Agreement, the Issuer terminated the GPC Agreement in order to enter into the merger agreement with Staples pursuant to the September 9 Offer.

On September 14, 2018, the Issuer, Egg Parent Inc., a Delaware corporation (“Parent”), Egg Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), and Staples, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger (the “Staples Merger Agreement”) providing for the merger of Merger Sub with and into the Issuer (the “Merger”), with the Issuer surviving the merger as the surviving corporation. Pursuant to the Staples Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub is required to commence a tender offer to purchase all of the outstanding shares of the Issuer’s common stock, par value $0.10 per share, at a price per share of $12.80 (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable tax deduction or withholding (the “Offer”). At the effective time of the Merger, each share of the Issuer’s common stock not purchased in the Offer (other than the shares of common stock held directly or indirectly by any of the Issuer’s wholly-owned subsidiaries or by Staples, Inc., Parent or any of its subsidiaries (including Merger Sub)) will be converted into the right to receive an amount, in cash and without interest, equal to the Offer Price. The foregoing description of the Staples Merger Agreement is qualified in its entirety by reference to the full text of the Staples Merger Agreement, a copy of which is filed as Exhibit 99.10 hereto and is incorporated herein by reference.

Also on September 14, 2018, Staples and the Issuer issued a joint press release announcing the termination of the GPC Agreement and the entry into the Staples Merger Agreement, a copy of such press release is attached hereto as Exhibit 99.11 and is incorporated herein by reference.

In light of the termination of the GPC Agreement, the entry into the Staples Merger Agreement and the cancellation of the Special Meeting of the Issuer, the Preliminary Proxy Statement is no longer relevant and accordingly, Staples is withdrawing its Preliminary Proxy Statement and related Soliciting Materials.

Item 7. Material to be Filed as Exhibits

Item 7 is hereby amended and restated as follows:

Exhibit 99.1	Joint Filing Agreement, dated as of May 16, 2018, among Emu Investments LLC, Staples, Inc., Arch Investors L.P., SP GP (Cayman) Ltd., Sycamore Partners II, L.P., Sycamore Partners II GP, L.P., Sycamore Partners II GP, Ltd. and Stefan L. Kaluzny (previously filed).

Exhibit 99.2	Trading data (previously filed).

Exhibit 99.3	Letter from Staples, Inc. to Essendant Inc. dated April 17, 2018 (previously filed).

Exhibit 99.4	Letter from Staples, Inc. to Essendant Inc. dated April 29, 2018 (previously filed).

Exhibit 99.5	Letter from Staples, Inc. to Essendant Inc. dated July 31, 2018 (previously filed).

Exhibit 99.6	Letter from Staples, Inc. to Essendant Inc. dated August 13, 2018 and enclosures therewith (previously filed).

Exhibit 99.7	Letter from Staples, Inc. to Essendant Inc. dated September 4, 2018 (previously filed).

Exhibit 99.8	Investor Presentation dated September 4, 2018 (previously filed).

Exhibit 99.9	Press release dated as of September 4, 2018 (previously filed).

Exhibit 99.10	Agreement and Plan of Merger, dated as of September 14, 2018, by and among Essendant Inc., Egg Parent Inc., Egg Merger Sub Inc. and Staples, Inc.

Exhibit 99.11	Joint press release of Essendant Inc. and Staples, Inc., dated September 14, 2018.

SIGNATURES

After reasonable inquiry and to the best of each of the undersigned’s knowledge and belief, each of the undersigned certify that the information set forth in this statement is true, complete and correct.

Date: September 14, 2018

EMU INVESTMENTS LLC

By:	/s/ Stefan L. Kaluzny
Stefan L. Kaluzny
Chief Executive Officer

STAPLES, INC.

By:	/s/ Stefan L. Kaluzny
Stefan L. Kaluzny
Director

ARCH INVESTORS L.P.

By:	SP GP (Cayman) Ltd.,
its General Partner

By:	/s/ Stefan L. Kaluzny
Stefan L. Kaluzny
Director

SP GP (CAYMAN) LTD.

By:	/s/ Stefan L. Kaluzny
Stefan L. Kaluzny
Director

SYCAMORE PARTNERS II, L.P.

By:	Sycamore Partners II GP, L.P.,
its General Partner

By:	Sycamore Partners II GP, Ltd.,
its General Partner

By:	/s/ Stefan L. Kaluzny
Stefan L. Kaluzny
Director

SYCAMORE PARTNERS II GP, L.P.

By:	Sycamore Partners II GP, Ltd.,
its General Partner

By:	/s/ Stefan L. Kaluzny
Stefan L. Kaluzny
Director

SYCAMORE PARTNERS II GP, LTD.

By:	/s/ Stefan L. Kaluzny
Stefan L. Kaluzny
Director

/s/ Stefan L. Kaluzny
STEFAN L. KALUZNY

EXHIBIT INDEX

Exhibit	Description

99.1	Joint Filing Agreement, dated as of May 16, 2018, among Emu Investments LLC, Staples, Inc., Arch Investors L.P., SP GP (Cayman) Ltd., Sycamore Partners II, L.P., Sycamore Partners II GP, L.P., Sycamore Partners II GP, Ltd. and Stefan L. Kaluzny (previously filed).

99.2	Trading data (previously filed).

99.3	Letter from Staples, Inc. to Essendant Inc. dated April 17, 2018 (previously filed).

99.4	Letter from Staples, Inc. to Essendant Inc. dated April 29, 2018 (previously filed).

99.5	Letter from Staples, Inc. to Essendant Inc. dated July 31, 2018 (previously filed).

99.6	Letter from Staples, Inc. to Essendant Inc. dated August 13, 2018 and enclosures therewith (previously filed).

99.7	Letter from Staples, Inc. to Essendant Inc. dated September 4, 2018 (previously filed).

99.8	Investor Presentation dated September 4, 2018 (previously filed).

99.9	Press release dated as of September 4, 2018 (previously filed).

99.10	Agreement and Plan of Merger, dated as of September 14, 2018, by and among Essendant Inc., Egg Parent Inc., Egg Merger Sub Inc. and Staples, Inc.

99.11	Joint press release of Essendant Inc. and Staples, Inc., dated September 14, 2018.

Exhibit 99.10

Agreement and Plan of Merger

Dated as of

September 14, 2018

By and Among

Essendant Inc.,

Egg Parent Inc.,

Egg Merger Sub Inc.

and

Staples, Inc.

i

ii

EXHIBITS

Exhibit A - Definitions
Exhibit B - Conditions to the Offer
Exhibit C - Certificate of Incorporation of Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (together with the Disclosure Letters and Exhibits hereto, this “Agreement”) is made as of the 14th day of September, 2018, by and among Essendant Inc., a Delaware corporation (the “Company”), Egg Parent Inc., a Delaware corporation (“Parent”), Egg Merger Sub Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent (“Merger Sub”), and Staples, Inc., a Delaware corporation (“Staples”). Each of Parent, Merger Sub, Staples and the Company is sometimes referred to individually as a “Party” and collectively they are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, prior to or concurrently with the execution of this Agreement by the Company, that certain Agreement and Plan of Merger, dated as of April 12, 2018, by and among Genuine Parts Company, Rhino SpinCo, Inc., the Company and Elephant Merger Sub Corp., as amended (the “GPC Merger Agreement”), has been terminated in accordance with its terms;

WHEREAS, Merger Sub has agreed to commence, and Parent has agreed to cause Merger Sub to commence, the Offer to purchase all of the shares of Company Common Stock at a price per share of Company Common Stock equal to the Offer Price;

WHEREAS, as soon as practicable following the consummation of the Offer, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger as the surviving corporation (the “Merger”) and each share of Company Common Stock outstanding that is not tendered and accepted pursuant to the Offer, other than shares of Company Common Stock owned, directly or indirectly, by Parent, the Company or Merger Sub, will be converted into the right to receive cash in an amount equal to the Offer Price (with the Merger being governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”));

WHEREAS, the Board of Directors of Merger Sub (i) has approved and declared advisable this Agreement and the Contemplated Transactions, including the Merger and the Offer, and (ii) has resolved to recommend the adoption of this Agreement by the sole stockholder of Merger Sub;

WHEREAS, the Board of Directors of Parent has approved and declared advisable this Agreement and the Contemplated Transactions, including the Merger and the Offer, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement and approved the Offer and the Merger;

WHEREAS, Staples has agreed to guarantee the obligations of Parent and Merger Sub under this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) (i) has approved and declared advisable this Agreement and the Contemplated Transactions, including the Merger and the Offer, and (ii) has resolved to recommend that the stockholders of the Company accept the Offer and tender their shares of common stock, par value $0.10 per share (the “Company Common Stock”), into the Offer; and

WHEREAS, the Company Board has determined and resolved that it is in the best interest of the Company and its stockholders to amend the Rights Agreement, dated as of May 17, 2018 between the Company and Equinity Trust Company (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”), to provide that the approval, execution, delivery and performance of this Agreement and the Contemplated Transactions, including the Offer and the Merger, will not result in (i) the grant of any new rights under the Rights Agreement or (ii) any rights previously granted under the Rights Agreement to become exercisable.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01 Definitions. Capitalized terms used in this Agreement have the meanings specified in Exhibit A.

ARTICLE II

THE OFFER AND THE MERGER

Section 2.01 The Offer.

(a) As promptly as practicable after the date hereof (but in no event more than ten (10) days after the date of this Agreement), Merger Sub shall (and Parent shall cause Merger Sub to) commence, within the meaning of Rule 14d-2 under the Exchange Act, a tender offer (the “Offer”) to purchase all of the outstanding shares of Company Common Stock at a price per share equal to $12.80 net to seller in cash, without interest (such amount or any higher amount per share of Company Common Stock paid pursuant to the Offer in accordance with this Agreement, the “Offer Price”), subject to any deduction or withholding of Taxes required by Applicable Law, on the terms and subject to the conditions set forth in this Agreement. The consummation of the Offer, and the obligation of Merger Sub to accept for payment and pay for any shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer, shall be subject only to: (i) there being validly tendered and “received” (as defined by Section 251(h)(6) of the DGCL) in the Offer and not properly withdrawn prior to the Expiration Time that number of shares of Company Common Stock (excluding shares of Company Common Stock tendered pursuant to guaranteed delivery procedures but not yet delivered) that, together with the number of shares of Company Common Stock then owned by Parent, Merger Sub or any of their respective “affiliates” (as defined by Section 251(h)(6) of the DGCL), represents a majority of the shares of Company Common Stock then outstanding (the “Minimum Condition”), (ii) this Agreement not having been validly terminated in accordance with its terms (the “Termination Condition”) and (iii) the satisfaction, or waiver (to the extent such waiver is permitted by Applicable Law and this Agreement) by Parent or Merger Sub, of the other conditions and requirements set forth in Exhibit B (together with the Minimum Condition and the Termination Condition, the “Offer Conditions”).

(b) Subject to the satisfaction, or waiver by Merger Sub in accordance with the terms of this Agreement, of the Offer Conditions, Merger Sub shall (and Parent shall cause Merger Sub to) (i) at or as promptly as practicable following the Expiration Time (in any event, no later than the Business Day immediately following the date on which the Expiration Time occurs), accept for payment (the time of acceptance for payment, the “Acceptance Time”) and (ii) at or as promptly as practicable following the Expiration Time (and, in any event, no later than the Business Day immediately following the date on which the Expiration Time occurs), pay the aggregate Offer Price (by delivery of funds to the depositary for the Offer) for, all shares of Company Common Stock validly tendered and not properly withdrawn pursuant to the Offer. The Parties agree that the Offer and Merger Sub’s obligation to accept for payment and pay for all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer in accordance with the foregoing are not, and shall not be, subject to any condition other than the Offer Conditions.

(c) The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that describes the terms and conditions of the Offer in accordance with this Agreement, including the Offer Conditions. Merger

Sub expressly reserves the right (in its sole discretion) to (i) increase the Offer Price, (ii) waive any Offer Conditions (other than the Minimum Condition and the Termination Condition) and (iii) make any other changes to the terms and conditions of the Offer not inconsistent with the terms of this Agreement; provided, however, without the prior written consent of the Company, Merger Sub shall not, and Parent shall cause Merger Sub not to: (A) decrease the Offer Price, (B) change the form of consideration payable in the Offer, (C) reduce the number of shares of Company Common Stock to be purchased in the Offer, (D) amend, modify or waive the Minimum Condition or the Termination Condition, (E) add any condition to the Offer, make any Offer Condition more difficult to satisfy or otherwise modify any Offer Condition in a manner that would delay consummation of the Offer, (F) provide for a “subsequent offering period” (or any extension thereof) in accordance with Rule 14d-11 under the Exchange Act, (G) reduce the time period during which the Offer shall remain open, (H) extend the Expiration Time other than in accordance with this Agreement or (I) modify, supplement or amend any other term or condition of the Offer in a manner adverse to the holders of Company Common Stock (other than Parent, Merger Sub and their respective Affiliates) or the Company.

(d) Unless extended in accordance with the terms of this Agreement, the Offer shall expire at midnight (New York City time) on the date that is twenty (20) business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act) following the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (such time, the “Initial Expiration Time”), or if the Initial Expiration Time has been extended in accordance with this Agreement, on the date to which the Offer has been so extended (the Initial Expiration Time, or such later time and date to which the Initial Expiration Time has been extended in accordance with this Agreement, the “Expiration Time”).

(e) Parent and Merger Sub agree that, if as of any scheduled Expiration Time, any of the Offer Conditions is not satisfied (other than the condition set forth in clause (b)(v) of Exhibit B, which by its nature is to be satisfied at the Expiration Time) or, in Merger Sub’s sole discretion, waived (if such Offer Condition is permitted to be waived pursuant to this Agreement and Applicable Law), then Merger Sub shall (and Parent shall cause Merger Sub to) extend the Offer for successive periods of time of up to five business days each (for this purpose, calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act) (or such longer period as the Parties may agree in writing) in order to permit the satisfaction of such conditions; provided that, if at any scheduled Expiration Time, the only unsatisfied Offer Condition (other than the condition set forth in clause (b)(v) of Exhibit B, which by its nature is to be satisfied at the Expiration Time) is the Minimum Condition, (i) Merger Sub shall not be required to extend the Offer for more than a total of twenty (20) business days (for this purpose, calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act) and (ii) if prior to any scheduled Expiration Time on or after such twentieth (20th) business day referred to in the foregoing clause (i) of this proviso, Merger Sub has received from the Company a written notice of the Company’s election that Merger Sub not so extend the Offer, Merger Sub shall not (and Parent shall not permit Merger Sub to) extend the Offer beyond such scheduled Expiration Time. Notwithstanding anything to the contrary in the foregoing, (A) Merger Sub shall not be required to, and without the Company’s prior written consent shall not (and Parent shall not permit Merger Sub to), extend the Offer to a date later than the Termination Date, (B) Merger Sub shall not (and Parent shall not permit Merger Sub to), without the Company’s prior written consent, extend the Offer if all Offer Conditions have been satisfied and (C) Merger Sub shall extend the Offer for any period or periods required by Applicable Law, including applicable rules, regulations, interpretations or positions of the SEC or its staff, or the Nasdaq Global Select Market.

(f) Merger Sub shall not (and Parent shall not permit Merger Sub to) terminate the Offer prior to any scheduled Expiration Time without the prior written consent of the Company, except if this Agreement is validly terminated pursuant to Article IX. If this Agreement is validly terminated pursuant to Article IX, Merger Sub shall (and Parent shall cause Merger Sub to) promptly (and in any event within one business day) irrevocably and unconditionally terminate the Offer and shall not acquire any shares of Company Common Stock pursuant thereto. If the Offer is validly terminated prior to the Acceptance Time, Merger Sub shall (and Parent shall cause Merger Sub to) promptly return, and shall cause any depositary acting on behalf of Merger Sub to return, in accordance with Applicable Law, all tendered shares of Company Common Stock to the registered holders thereof.

(g) Parent shall cause to be provided to Merger Sub, on a timely basis, all of the funds necessary to purchase all shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer, and shall cause Merger Sub to perform, on a timely basis, all of Merger Sub’s obligations under this Agreement.

(h) As soon as practicable on the date of the commencement of the Offer, Parent and Merger Sub shall file with the SEC, in accordance with Rule 14d-3 under the Exchange Act, a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, the “Schedule TO”). The Schedule TO shall include as exhibits (without limitation) the Offer to Purchase, a form of letter of transmittal, a form of summary advertisement and a form of notice of guaranteed delivery (the Schedule TO and the documents included therein pursuant to which the Offer shall be made, together with any amendments and supplements thereto, being referred to herein as the “Offer Documents”). The Company shall promptly furnish all information concerning the Company and its Affiliates to Parent as may be reasonably requested by Parent to be included therein. Parent and Merger Sub shall promptly cause the Offer Documents to be disseminated to holders of Company Common Stock, as and to the extent required by all Applicable Laws, including the Exchange Act. If, prior to the Acceptance Time, any event occurs with respect to Parent or any Affiliate of Parent, or any change occurs with respect to other information included by Parent in the Offer Documents (other than information supplied the Company for inclusion therein), on the one hand, or any event occurs with respect to the Company or any Subsidiary of the Company, or any change occurs with respect to other information supplied by the Company for inclusion in the Offer Documents, on the other hand, upon becoming aware of such information Parent or the Company, as applicable, shall promptly notify the other of such event and shall cooperate with the other in the prompt filing with the SEC of any necessary amendment or supplement to the Offer Documents and, as required by Applicable Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders. Parent shall promptly notify the Company upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Offer Documents and shall provide the Company with copies of all correspondence between Parent and its respective Representatives, on the one hand, and the SEC, on the other hand. Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Offer Documents. Notwithstanding the foregoing, prior to filing or mailing the Offer Documents (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Parent shall (i) provide the Company with an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) consider in good faith all comments reasonably proposed by the Company and (iii) not file or mail such document or respond to the SEC prior to receiving the approval of the Company, which approval shall not be unreasonably withheld, delayed or conditioned. Without limiting the foregoing, the Company and its counsel shall have the right to participate with Parent and Merger Sub or their counsel in any discussions or meetings with the SEC related to the Offer, the Merger or the other Contemplated Transactions to the extent such participation is not prohibited by the SEC. Parent and Merger Sub shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Exchange Act or any applicable foreign or state securities laws and the rules and regulations thereunder in connection with the Offer and the Merger. Parent shall be responsible for 100% of the fees, costs and expenses (except for the fees, costs and expenses of the Company’s advisors), including any filing fees, associated with the preparation, filing and mailing of the Offer Documents.

Section 2.02 Company Actions.

(a) The Company shall file on the date of the commencement of the Offer with the SEC, in accordance with Rule 14d-9 under the Exchange Act, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all amendments, supplements and exhibits thereto, the “Schedule 14D-9”) that shall contain the Company Board Recommendation and the notice and other information required by Section 262(d)(2) of the DGCL; provided, however, that such document shall not be required to include the Company Board Recommendation if the Company Board shall have made a Change in the Company

Board Recommendation in accordance with Section 7.01(d). Parent shall promptly furnish all information concerning Parent and its Affiliates to the Company as may be reasonably requested by the Company to be included therein. The Company shall promptly cause the Schedule 14D-9 to be disseminated to holders of shares of Company Common Stock, as and to the extent required by all Applicable Laws, including the Exchange Act, including by setting the Stockholder List Date as the record date for the purpose of receiving the notice required by Section 262(d)(2) of the DGCL. If, prior to the Acceptance Time, any event occurs with respect to the Company or any Subsidiary of the Company, or any change occurs with respect to other information included by the Company in the Schedule 14D-9 (other than information supplied by Parent for inclusion therein), on the one hand, or any event occurs with respect to Parent or any Affiliate of Parent, or any change occurs with respect to other information supplied by Parent for inclusion in the Schedule 14D-9, on the other hand, upon becoming aware of such information the Company or Parent, as applicable, shall promptly notify the other of such event and shall cooperate with the other in the prompt filing with the SEC of any necessary amendment or supplement to the Schedule 14D-9 and, as required by Applicable Law, in disseminating the information contained in such amendment or supplement to the Company’s stockholders. So long as the Company Board has not made a Change in the Company Board Recommendation in accordance with Section 7.01(d), the Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Schedule 14D-9 and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Schedule 14D-9. Notwithstanding the foregoing, so long as the Company Board has not made a Change in the Company Board Recommendation in accordance with Section 7.01(d), prior to filing or mailing the Schedule 14D-9 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent with an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) consider in good faith all comments reasonably proposed by Parent and (iii) not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, delayed or conditioned. Without limiting the foregoing, so long as the Company Board has not made a Change in the Company Board Recommendation in accordance with Section 7.01(d), Parent, Merger Sub and their counsel shall have the right to participate with the Company or its counsel regarding any discussions or meetings with the SEC related to the Offer, the Merger or the other Contemplated Transactions to the extent such participation is not prohibited by the SEC.

(b) The Company shall promptly after the date hereof, and from time to time as reasonably requested by Merger Sub or its agents, furnish or cause to be furnished to Merger Sub mailing labels, security position listings, non-objecting beneficial owner lists and any other listings or computer files available to it containing the names and addresses of the record or beneficial owners of Company Common Stock as of the most recent practicable date, and shall promptly furnish Merger Sub with such information (including, but not limited to, updated lists of holders of Company Common Stock and their addresses, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Merger Sub or its agents may reasonably request in communicating with the record and beneficial holders of Company Common Stock, in connection with the preparation and dissemination of the Offer Documents and the solicitation of tenders of shares of Company Common Stock in the Offer (the date of the list used to determine the Persons to whom the Offer Documents and the Schedule 14D-9 are first disseminated, the “Stockholder List Date”). Parent and Merger Sub and their respective Representatives shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with such transactions and, if this Agreement is terminated, shall, upon request, deliver, and cause their agents to deliver, to the Company all copies, summaries and abstracts of such information then in their possession.

(c) The Company shall instruct its transfer agent to register the transfer of shares of Company Common Stock accepted for payment effective immediately after the Acceptance Time; provided that Merger Sub pays for such shares of Company Common Stock at or immediately after such transfer.

Section 2.03 The Merger. Upon the terms and subject to the satisfaction or written waiver (where permissible under Applicable Law) of the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DGCL, at the Merger Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, at the Merger Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation shall become a wholly owned Subsidiary of Parent.

Section 2.04 Closing; Merger Effective Time. Subject to the provisions of this Agreement, immediately following the Acceptance Time (the “Offer Closing”), the Parties shall take all necessary and appropriate actions to cause the Merger to become effective immediately following the Offer Closing, without a meeting of the stockholders of the Company, in accordance with Section 251(h) of the DGCL, including filing with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the Parties and specified in the Certificate of Merger) (the “Merger Effective Time”). Immediately prior to the filing of the Certificate of Merger, a closing (the “Closing”) shall be held at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or such other place as the Parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. Without limiting the foregoing, the Parties acknowledge and agree that the Merger shall be governed by Section 251(h) of the DGCL and effected at the Closing; provided, however, that, if, notwithstanding the foregoing, the Merger is not permitted to be effected pursuant to Section 251(h) of the DGCL for any reason, then the Parties shall take all reasonable actions necessary to cause the consummation of the Merger as promptly as practicable after the Offer Closing.

Section 2.05 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

Section 2.06 Conversion of Shares. At the Merger Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or any holder of any securities of the Company or Merger Sub:

(a) All shares of Company Common Stock that are owned, directly or indirectly, by Parent, the Company (including shares held as treasury stock or otherwise) or Merger Sub immediately prior to the Merger Effective Time shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(b) Each share of Company Common Stock issued and outstanding immediately prior to the Merger Effective Time (other than (i) shares to be cancelled in accordance with Section 2.06(a), (ii) as expressly set forth in Section 3.02 and (iii) subject to the provisions of Section 2.10, Appraisal Shares) shall, at the Merger Effective Time, be converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”) less any withholding in accordance with Section 3.01(h).

(c) As of the Merger Effective Time, all shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.06 shall automatically be cancelled and shall cease to exist, and each holder of (i) a certificate that immediately prior to the Merger Effective Time represented any such shares of Company Common Stock (a “Certificate”) or (ii) shares of Company Common Stock held in book-entry form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and as provided by the Agreement or Applicable Law.

(d) At the Merger Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of securities of the Company or Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Merger Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.07 Charter and Bylaws of Surviving Corporation.

(a) The certificate of incorporation of the Company immediately prior to the Merger Effective Time shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, amended and restated in its entirety as set forth in Exhibit C hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with such certificate of incorporation and Applicable Law.

(b) The bylaws of Merger Sub immediately prior to the Merger Effective Time shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Common Stock, the bylaws of the Surviving Corporation until thereafter duly amended in accordance with such bylaws and Applicable Law.

Section 2.08 Directors and Officers. The directors of Merger Sub immediately prior to the Merger Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Merger Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or until such director’s or officer’s earlier death, resignation or removal.

Section 2.09 Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the earlier of (i) the Merger Effective Time or (ii) any termination of this Agreement in accordance with Article IX, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then the Offer Price and the Merger Consideration shall be appropriately adjusted to provide the holders of Company Common Stock (including Company Stock Options exercisable for Company Common Stock) the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.09 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 2.10 Appraisal Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Merger Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares (“Appraisal Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) shall not be converted into the Merger Consideration as provided in Section 2.06, but rather the holders of Appraisal Shares shall be entitled to payment by the Surviving Corporation of the “fair value” of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Merger Effective Time into, and to have become exchangeable solely for, the Merger Consideration as provided in Section 2.06. The Company shall provide prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to Section 262 received by the Company. Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Merger Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 2.11 Further Assurances. If, at any time after the Merger Effective Time, the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the

Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE III

DELIVERY OF MERGER CONSIDERATION; CONVERSION OF EQUITY AWARDS

Section 3.01 Payment of Merger Consideration.

(a) Paying Agent. Prior to the Merger Effective Time, Parent shall enter into a customary paying agent agreement with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (the “Paying Agent”), and shall deposit with the Paying Agent for the benefit of the holders of shares of Company Common Stock cash in an aggregate amount necessary to pay the Merger Consideration (such cash provided to the Paying Agent, hereinafter referred to as the “Merger Fund”). The Paying Agent shall deliver the Merger Consideration to be issued pursuant to Section 2.06 out of the Merger Fund. Except as provided in Section 3.01(g), the Merger Fund shall not be used for any other purpose.

(b) Payment Procedures.

(i) Certificates. Parent shall instruct the Paying Agent to mail, as soon as reasonably practicable after the Merger Effective Time and in any event not later than the third Business Day following the Closing Date, to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.06, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver in exchange thereof as promptly as practicable, the aggregate Merger Consideration in respect thereof, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.06 shall automatically upon the Merger Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver the aggregate Merger Consideration in respect thereof as promptly as practicable after the Merger Effective Time. No interest shall be paid or accrue on any cash payable upon conversion of any Book-Entry Shares.

(c) The Merger Consideration paid in accordance with the terms of this Article III upon the surrender of the Certificates (or, immediately, in the case of the Book-Entry Shares) shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Merger Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

(d) Any portion of the Merger Fund (including proceeds of any investment thereof) that remains undistributed to the former holders of Company Common Stock on the one-year anniversary of the Merger Effective Time shall, subject to any abandoned property, escheat or similar Applicable Law, be delivered to the Surviving Corporation, upon demand, and any former holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of its claim for the Merger Consideration.

(e) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. Any Merger Consideration remaining unclaimed by former holders of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by Applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue the Merger Consideration in exchange for such lost, stolen or destroyed Certificate.

(g) The Paying Agent shall invest the Merger Fund as directed by Parent; provided, however, that no such investment income or gain or loss thereon shall affect the amounts payable to holders of Company Common Stock. Any interest, gains and other income resulting from such investments shall be the sole and exclusive property of Parent payable to Parent upon its request, and no part of such interest, gains and other income shall accrue to the benefit of holders of Company Common Stock; provided, further, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Company Common Stock pursuant to this Article III. If for any reason (including losses) the cash in the Merger Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Parent shall promptly deposit cash into the Merger Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

(h) Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of Applicable Law. Any amount deducted or withheld pursuant to this Section 3.01(h) and paid over to the relevant Taxing Authority shall be treated as having been paid to the holder of Company Common Stock in respect of which such deduction or withholding was made. Parent shall pay, or shall cause to be paid, all amounts so deducted or withheld to the appropriate Taxing Authority within the period required under Applicable Law.

Section 3.02 Treatment of Company Equity Awards and Cash Awards. Except as otherwise agreed upon by the holder and Parent in writing, the following treatment shall apply to the Company’s equity compensation and cash awards:

(a) Company Stock Options. At the Merger Effective Time, each Company Stock Option that is outstanding immediately prior to the Merger Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be cancelled, and the holder thereof shall then become entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (i) the excess, if any, of the Offer Price over the exercise price per share of such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option as of immediately prior to the Merger Effective Time, less any applicable Taxes required to be withheld as provided in Section 3.01(h), which amount shall be payable in accordance with the Company’s standard payroll procedures as soon as reasonably practicable following the Merger Effective Time and in no event later than five Business Days after the Merger Effective Time. For the avoidance of doubt, if the exercise price per share of a Company Stock Option exceeds the Offer Price, such Company Stock Option shall be cancelled at the Merger Effective Time without payment of any consideration.

(b) Company Restricted Stock. At the Merger Effective Time, each share of Company Restricted Stock that is outstanding immediately prior to the Merger Effective Time shall vest in full and become free of restrictions and any repurchase rights applicable thereto shall lapse, and the holder thereof shall then become entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the Offer Price, less any applicable Taxes required to be withheld as provided in Section 3.01(h), which amount shall be payable in accordance with the Company’s standard payroll procedures as soon as reasonably practicable following the Merger Effective Time and in no event later than five Business Days after the Merger Effective Time.

(c) Company RSUs. At the Merger Effective Time, each Company RSU that is outstanding immediately prior to the Merger Effective Time shall vest in full and become free of restrictions and any repurchase rights applicable thereto shall lapse, and the holder of such Company RSU (whether vested prior to the Merger Effective Time or as a result thereof) shall then become entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (i) the Offer Price, multiplied by (ii) the number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Merger Effective Time, less any applicable Taxes required to be withheld as provided in Section 3.01(h), which amount shall be payable in accordance with the Company’s standard payroll procedures as soon as reasonably practicable following the Merger Effective Time and in no event later than five Business Days after the Merger Effective Time; provided that, notwithstanding anything to the contrary contained in this Section 3.02(c), if required to comply with Section 409A of the Code, such amount shall be paid on the settlement date for such Company RSU specified under the terms of the applicable award agreement.

(d) Company PSUs. At the Merger Effective Time, each Company PSU that is outstanding immediately prior to the Merger Effective Time shall be canceled, and the holder thereof shall then become entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (i) the Offer Price, multiplied by (ii) the PSU Amount, less any applicable Taxes required to be withheld as provided in Section 3.01(h), which amount shall be payable in accordance with the Company’s standard payroll procedures as soon as reasonably practicable following the Merger Effective Time and in no event later than five Business Days after the Merger Effective Time; provided that, notwithstanding anything to the contrary in this Section 3.02(d), if required to comply with Section 409A of the Code, such amount shall be paid on the settlement date for such Company PSU specified under the terms of the applicable award agreement.

For purposes of this Agreement, “PSU Amount” means, with respect to any Company PSU outstanding immediately prior to the Merger Effective Time, the target number of units subject to the Company PSU.

(e) Company Performance Units. At the Merger Effective Time, each award of Company Performance Units (each, a “CPU Award”) that is outstanding immediately prior to the Merger Effective Time shall become vested as to a value of $1.00 per each Company Performance Unit (the “Performance Unit Value”) underlying such CPU Award and be cancelled, and the holder thereof shall be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the product of (i) the Performance Unit Value, multiplied by (ii) the number of Company Performance Units subject to such CPU Award, less any applicable Taxes required to be withheld as provided in Section 3.01(h), which amount shall be payable in accordance with the Company’s standard payroll procedures as soon as reasonably practicable following the Merger Effective Time and in no event later than five Business Days after the Merger Effective Time; provided that, notwithstanding anything to the contrary in this Section 3.02(e), if required to comply with Section 409A of the Code, such amount shall be paid on the settlement date for such CPU Award specified under the terms of the applicable award agreement.

(f) Company Cash Awards. At the Merger Effective Time, each Company Cash Award that is outstanding as of immediately prior to the Merger Effective Time shall become vested as to the applicable Cash Award Amount (as defined below) and be canceled, without any action of the part of any holder or beneficiary thereof, and the holder thereof shall be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the Cash Award Amount, less any applicable Taxes required to be withheld as provided in Section 3.01(h), which amount shall be payable in accordance with the Company’s standard payroll procedures as soon as reasonably practicable following the Merger Effective Time and in no event later than five Business Days after the Merger Effective Time. For purposes of this Section 3.02(f), the “Cash Award Amount”, with respect to any Company Cash Award, means the amount payable pursuant to such Company Cash Award assuming (i) any applicable performance conditions to which the Company Cash Award is subject are deemed to have been satisfied at the target level (other than applicable performance conditions for those Company Cash Awards set forth on Section 3.02(f) of the Company Disclosure Letter, which shall be deemed to have been satisfied at maximum level), (ii) any applicable vesting percentage is deemed to be 100% and (iii) any threshold performance conditions, including any minimum earnings per share thresholds, are deemed to have been satisfied in full; and provided, further, that, notwithstanding anything to the contrary in this Section 3.02(f), if required to comply with Section 409A of the Code, such amount payable with respect to any Company Cash Award shall be paid on the settlement date specified for such Company Cash Award under the terms of the applicable award agreement.

(g) Company Actions. As soon as practicable after the date hereof, and in any event prior to the Merger Effective Time, the Company and the Company Board (or applicable committee thereof) shall adopt resolutions to (i) terminate the Company Stock Plans on the Closing Date; and (ii) effectuate treatment of the Company’s equity compensation awards and cash awards, as contemplated by this Section 3.02, and ensure that, after the Merger Effective Time, (A) no former or current holder of a Company equity compensation award or cash award or any current or former participant in any Company Stock Plan or Company Plan shall have any right thereunder to acquire any securities of the Company, the Surviving Corporation or Parent and (B) no holder of a Company equity compensation award or cash award shall have any right to receive any payment or benefit with respect to such Company equity compensation award or cash award, except as provided in this Section 3.02; provided that no such action shall terminate, cancel or otherwise affect any restrictive covenant binding on the holder of any Company Stock Option, Company Restricted Stock, Company RSU, Company Performance Unit, Company Cash Award and/or Company PSU that is contained in the Company Stock Plans or the corresponding award agreement(s), to the extent such restrictive covenant would otherwise survive such action.

(h) Parent Actions. Parent shall cause to be provided to the Company or the Surviving Corporation, on a timely basis, all of the funds necessary to make the cash payments to holders of Company Stock Options, Company Restricted Stock, Company RSUs, Company PSUs, Company Performance Units and Company Cash Awards contemplated by this Section 3.02.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise disclosed or identified in (i) the Company SEC Documents filed with or furnished to the SEC prior to the Determination Date, but excluding any risk factor disclosure and disclosure of risks included in any “forward looking statements” disclaimer or other statement included in such Company SEC Documents to the extent they are predictive or forward looking in nature, or (ii) the Company Disclosure Letter, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the corporation laws of the jurisdiction of its incorporation and has all corporate power and authority to own its properties and carry on its business as conducted. Except as has not had, or would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Company’s Subsidiaries is duly incorporated or formed, validly existing and in good standing (to the extent such concept is recognized in the relevant jurisdiction of organization) under the Applicable Laws of its respective jurisdiction of organization and has all corporate power and authority to own its properties and carry on its business as conducted.

Section 4.02 Corporate Authorization.

(a) The Company has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and, subject to the satisfaction of the requirements of Section 251(h) of the DGCL, to consummate the Contemplated Transactions, including the Offer and the Merger. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the Contemplated Transactions, including the Offer and the Merger, have been duly authorized by all requisite corporate action on the part of the Company.

(b) This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Applicable Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a Proceeding at law or in equity).

Section 4.03 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 5,000,000 shares of Company Nonvoting Common Stock and 15,000,000 shares of Company Preferred Stock. As of the close of business on September 5, 2018 (the “Company Capitalization Date”), (i) 37,644,198 shares of Company Common Stock (including 488,829 shares of Company Restricted Stock), no shares of Company Nonvoting Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) an aggregate of 1,370,489 shares of Company Common Stock were reserved for issuance pursuant to outstanding awards and rights under the Company Stock Plans of which (A) 113,228 shares of Company Common Stock were subject to outstanding Company Stock Options with a weighted average exercise price of $39.0739 per share of Company Common Stock, which Company Stock Options are fully vested as of the date hereof, (B) 474,738 shares of Company Common Stock were subject to outstanding Company RSUs (including any Company RSUs held by employees terminated without “cause” or for “good reason”, in either case, within the six-month period prior to the Company Capitalization Date), (C) 156,250 shares of Company Common Stock are issuable upon the settlement of Company Performance Units and (D) 626,273 shares of Company Common Stock were subject to outstanding Company PSUs (including any Company PSUs held by employees terminated without “cause” or for “good reason”, in either case, within the six-month period prior to the Company Capitalization Date) (assuming satisfaction of any performance-based vesting criteria at the target level), none of which are fully vested as of the Company Capitalization Date, and (iii) 36,791,430 shares of Company Common Stock, no shares of Company Nonvoting Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company. Except as set forth above, as of the Company Capitalization Date, (A) there are no options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or (I) obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company, (II) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, convertible debt, other convertible instrument or other right, agreement, arrangement or commitment or (III) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of shares of the Company Common Stock and (B) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding shares of Company Common Stock are, and all such shares of Company Common Stock which may be issued prior to the Merger Effective Time in accordance with the terms of this Agreement will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any applicable Contracts or any provision of the certificate of incorporation or the bylaws of the Company.

(b) There are no outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of the Company may vote.

Section 4.04 Subsidiaries.

(a) As of the Merger Effective Time, (i) the Company will own, directly or indirectly, all equity interests in each of its Subsidiaries as of the Determination Date in substantially the manner set forth in Section 4.04(b) of the Company Disclosure Letter, in each case, free and clear of all Liens other than restrictions imposed by applicable securities laws and regulations, (ii) all equity interests in the Company’s Subsidiaries will have been duly authorized, validly issued, fully paid and non-assessable and (iii) there will be no outstanding options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character (A) relating to the equity interests in the Subsidiaries of the Company or (B) obligating any Subsidiary of the Company to issue, grant, extend or enter into any such option, warrant, convertible debt, other convertible instrument or other right, agreement, arrangement or commitment.

(b) Section 4.04(b) of the Company Disclosure Letter sets forth a list of all of the Subsidiaries of the Company as of the Determination Date, each such Subsidiary’s jurisdiction of incorporation or formation and the Company’s respective (direct or indirect) ownership interest in each such Subsidiary. Except for its interests in the Subsidiaries set forth on Section 4.04(b) of the Company Disclosure Letter or in any Subsidiaries created or acquired as permitted by Section 6.01(a), as of the Merger Effective Time, the Company will not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.

Section 4.05 No Conflict; Board Approval.

(a) Assuming that all consents, approvals, authorizations and other actions described herein or set forth in Section 4.05 of the Company Disclosure Letter have been obtained, all filings and notifications listed in Section 4.06 or in Section 4.06 of the Company Disclosure Letter have been made, any applicable waiting period has expired or been terminated and any applicable approval or authorization has been obtained under the Antitrust Laws, and except as may result from any facts or circumstances relating solely to Parent or its Affiliates, the execution, delivery and performance by the Company of this Agreement does not, and will not,

(i) contravene or conflict with the articles or certificate of incorporation or bylaws (or similar organizational documents) of the Company or any Subsidiary of the Company or (ii) (A) contravene or conflict with or violate any Applicable Law or Governmental Order applicable to the Company or any Subsidiary of the Company, (B) contravene, conflict with, result in any breach of, constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Company Material Contract or (C) (1) result in the creation or the imposition of (y) any Lien upon any assets of the Company or any of its Subsidiaries (other than a Permitted Lien) or (z) any Lien upon any of the capital stock of the Company or any of its Subsidiaries or (2) result in the cancellation, modification, revocation or suspension of any material license or permit, authorization or approval issued or granted by any Governmental Authority in respect of the Company or any of its Subsidiaries, except in the case of clauses (ii)(A), (ii)(B), (ii)(C)(1)(y) and (ii)(C)(2) as would not reasonably be expected to (I) materially and adversely affect the ability of the Company or any of its Subsidiaries to carry out its obligations under, and to consummate the Contemplated Transactions, or (II) otherwise have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company Board, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has (i) determined that the Offer and the Merger and the other Contemplated Transactions are fair to and in the best interests of the Company’s stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) subject to the provisions of Section 7.01(d), resolved to recommend that the Company’s stockholders accept the Offer and tender their Company Common Stock to Merger Sub in the Offer (such recommendation, the “Company Board Recommendation”).

Section 4.06 Governmental Consents and Approvals. Except as set forth in Section 4.06 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement do not require any consent, approval, authorization or other order or declaration of, action by, filing with or notification to, any Governmental Authority, other than (a) compliance with, and filings under, the HSR Act or any other applicable Antitrust Laws, (b) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.04, (c) the filing with the SEC of the Schedule 14D-9 and such other compliance with the Exchange Act and the Securities Act as may be required in connection with the Contemplated Transactions, (d) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not reasonably be expected to prevent or materially delay the consummation by the Company of the Contemplated Transactions or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (e) compliance with the rules and regulations of the Nasdaq Global Select Market as required in connection with the Contemplated Transactions or (f) as a result of any facts or circumstances relating to Parent or any of its Affiliates.

Section 4.07 Financial Information.

(a) Each of the consolidated financial statements (including, in each case, any notes thereto) contained (or incorporated by reference) in the Company SEC Documents (i) present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that have not had, and would not reasonably be expected to have, a Company Material Adverse Effect) and (ii) were prepared in accordance with GAAP consistently applied during the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC).

(b) The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents. As used in this Section 4.07(b), the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c) The Company maintains, and has maintained, a standard system of accounting established and administered in accordance with GAAP applied on a consistent basis. Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company in conformity with GAAP applied on a consistent basis and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company, since December 31, 2016, no Company Entity has identified or been made aware of any material fraud by any employee of a Company Entity who has, or had, a role in the preparation of the financial statements contained in the Company SEC Documents or the internal control over financial reporting utilized by the Company Entities.

(d) Except (i) as set forth in the consolidated financial statements contained (or incorporated by reference) in the Company SEC Documents or the notes thereto, (ii) fees and expenses arising out of or in connection with this Agreement or the GPC Merger Agreement, (iii) as specifically contemplated by this Agreement or (iv) as set forth in Section 4.07(d) of the Company Disclosure Letter, since December 31, 2017, the Company and its Subsidiaries have not incurred any Liabilities that are of a nature that would be required to be disclosed on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto prepared in conformity with GAAP, other than Liabilities incurred in the ordinary course of business or Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) all inventory of the Company and its Subsidiaries consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established, and (ii) the quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Company and its Subsidiaries.

Section 4.08 Absence of Certain Changes. Since December 31, 2017, (i) there has not occurred any Company Material Adverse Effect and (ii) except as contemplated by or permitted under this Agreement or the GPC Merger Agreement, the Company and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practice in all material respects.

Section 4.09 Litigation. As of the Determination Date, except as set forth in Section 4.09 of the Company Disclosure Letter, there is no Proceeding by or against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened in writing that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation by the Company of the Contemplated Transactions.

Section 4.10 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9 will, when filed with the SEC, or when distributed or disseminated to the Company’s stockholders and at the Expiration Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Contemplated Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 4.10, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Offer Documents or the Schedule 14D-9 which were not supplied by or on behalf of the Company.

Section 4.11 Compliance with Laws. Since January 1, 2015, the Company and its Subsidiaries have conducted their businesses in all material respects in compliance with all Applicable Laws and Governmental Orders applicable to the businesses of the Company and its Subsidiaries, and their businesses are not in material violation of any such Applicable Law or Governmental Order. The Company and each of its Subsidiaries has obtained and is, in all material respects, in compliance with all material Permits that are necessary to conduct its business or to own, lease or operate its facilities. This Section 4.11 does not apply with respect to the matters that are the subject of the representations and warranties set forth in Section 4.14, Section 4.15, Section 4.16 or Section  4.18.

Section 4.12 Intellectual Property.

(a) Except as set forth in Section 4.12 of the Company Disclosure Letter:

(i) with respect to all material patents and patent applications and material registrations and applications for trademarks and copyrights owned by the Company and its Subsidiaries (together with all other material Intellectual Property owned by the Company and its Subsidiaries, the “Company Owned Intellectual Property”), all such Company Owned Intellectual Property is subsisting and, to the knowledge of the Company, except with respect to applications, is valid and enforceable;

(ii) to the knowledge of the Company, the conduct of, and the use of the Company Owned Intellectual Property in connection with, the respective businesses of the Company and its Subsidiaries as heretofore conducted does not conflict with, infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any other Persons, except to the extent that such conflict, infringement, misappropriation or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(iii) to the knowledge of the Company, the Company and the other Company Entities have taken reasonable measures to protect the confidentiality of all such Company Owned Intellectual Property that is considered confidential or proprietary by the Company as of the date of this Agreement (except for such Company Owned Intellectual Property whose value would not reasonably be expected to be impaired in any material respect by disclosure), including entering into appropriate confidentiality agreements with Persons with access to such Company Owned Intellectual Property;

(iv) there is no (A) Proceeding initiated by any other Person pending or, to the knowledge of the Company, threatened in writing against the Company or any other Company Entity (1) concerning the matters described in Section 4.12(a)(ii) or (2) challenging the validity, enforceability or ownership of any material Company Owned Intellectual Property; provided, in each case, that any Proceeding that has been initiated but with respect to which process or other comparable notice has not been served on or delivered to the Company or any Company Entity shall be deemed to be “threatened” rather than “pending” or (B) Governmental Order against the Company or any Company Entity or settlement agreement that a Company Entity is a party to or, to the knowledge of the Company, any other Governmental Order or settlement agreement restricting in any material respect the use or exploitation of any material Company Owned Intellectual Property; and

(v) one of the Company Entities is the sole and exclusive owner of all right, title and interest in and to all of the Company Owned Intellectual Property.

(b) Since January 1, 2015, to the knowledge of the Company, (i) there have been no security breaches in the information technology systems of, used by or affecting the business of the Company and its Subsidiaries and (ii) there have been no disruptions in any information technology systems that adversely affected the business of the Company and its Subsidiaries, except in each case, as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company Entities, in connection with the conduct of the business of the Company and its Subsidiaries, have, at all times since January 1, 2015, complied, in all material respects, with the Company’s own posted or otherwise binding privacy policies and Applicable Law, relating to privacy, data protection, or the collection, retention, protection and use of personal information (“PII”). No Proceedings have been asserted or, to the knowledge of the Company, threatened in writing against any Company Entity, alleging a material violation of any Person’s privacy, PII or data rights in relation to the conduct of the business of the Company and its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In connection with the operation of the business of the Company and its Subsidiaries, the Company Entities take commercially reasonable measures to protect PII against unauthorized access, use, modification, disclosure, or other misuse.

(d) There is no material license under which a Company Entity is a licensee or a licensor or otherwise is granted, obtains or agrees to grant or provide rights to use any material Intellectual Property, or is restricted in any material respect in its right to use any material Intellectual Property (excluding (i) licenses for commercially available software and hardware which involved aggregate payments by the Company or any of its Subsidiaries that did not exceed $100,000 during the calendar year ended December 31, 2017, or which are reasonably expected to involve aggregate payments by the Company or any of its Subsidiaries that will not exceed $100,000 during any future calendar year, or (ii) grants or licenses to any other Person in the ordinary course of business) (each such license, “Company License”), for which the termination thereof or the restriction or loss of rights thereunder would reasonably be expected to have a Company Material Adverse Effect. Each Company License is valid and binding on the applicable Company Entity and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Applicable Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a Proceeding at law or in equity). No Company Entity is in material breach of, or material default under, any Company License to which it is a party.

(e) Notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in Section 4.05, Section 4.09 and in this Section 4.12 are the only representations and warranties being made by the Company in this Agreement with respect to the validity of, the right to register, or any activity that constitutes infringement, misappropriation or other violation of, a third party’s Intellectual Property rights.

Section 4.13 Real Property.

(a) Section 4.13(a) of the Company Disclosure Letter sets forth, with respect to each parcel of the Company Leased Real Property existing as of the Determination Date, the Contracts which provide the Company with rights to lease, sublease, license, use or otherwise occupy such parcel of the Company Leased Real Property as of the Determination Date, including any amendments or modifications thereto (all such Contracts, together with the Contracts that provide the Company with rights to lease, sublease, license, use or otherwise occupy the Company Leased Real Property as of the Closing Date, including any amendments or modifications thereto, collectively, the “Company Leases”), the address (or other identifying description) of such parcel and the identity of the lessor, lessee and current occupant (if different from lessee) of such parcel. True, correct and complete copies of all Company Leases existing as of the Determination Date have been provided to Parent. The Company (i) has a valid and binding leasehold interest in, and enjoys peaceful and undisturbed possession of, each parcel of the Company Leased Real Property existing as of the date of this Agreement and (ii) will have a valid and binding leasehold interest in each parcel of the Company Leased Real Property that will exist as of the Closing Date, in each case, free and clear of all Liens, other than Permitted Liens.

(b) With respect to each Company Lease, neither the applicable Company Entity nor, to the knowledge of the Company, any counterparty thereto is in default thereunder in any material respect, and there are no events which with the passage of time or notice, or both, would constitute a material default thereunder on the part of such Company Entity, or, to the knowledge of the Company, any other party thereto. The Company Leased Real Property is in compliance in all material respects with all laws, rules, regulations and ordinances related to the business as it is currently conducted on such Company Leased Real Property. Except as otherwise indicated on Section 4.13(b) of the Company Disclosure Letter, no Company Entity has subleased or granted to a third party any right to use or occupy all or any portion of the Company Leased Real Property other than in the ordinary course of business.

(c) To the knowledge of the Company, there are no eminent domain or similar Proceedings pending or threatened in writing affecting all or any material portion of the Company Leased Real Property. To the knowledge of the Company, there is no writ, injunction, decree, order or judgment outstanding, nor any action claim, suit or other Proceeding pending or threatened in writing, relating to the ownership, lease, use, occupancy or operation by any Person of the Company Leased Real Property. The buildings, improvements and structures located on the Company Leased Real Property are in good operating condition and repair.

(d) Section 4.13(d) of the Company Disclosure Letter sets forth the address (or other identifying description) and the identity of the fee owner of each parcel of Company Owned Real Property. A Company Entity has good and marketable fee simple title in and to each parcel of the Company Owned Real Property, including all of the buildings and improvements thereon, free and clear of all Liens, other than Permitted Liens. There are no outstanding options, rights of first offer or rights of first refusal to purchase any Company Owned Real Property or any portion thereof or interest therein. Other than pursuant to easements of record, no Company Entity has leased or granted any right to use or occupy all or any portion of the Company Owned Real Property to a third party, whether as tenants, subtenants, trespassers or otherwise. There is no condemnation or other Proceeding in eminent domain, pending or, to the knowledge of the Company, threatened, affecting the Company Owned Real Property or any portion thereof or interest therein. There is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or other Proceeding pending or threatened, relating to the ownership, lease, use, occupancy or operation by any Person of the Company Owned Real Property.

Section 4.14 Employee Benefit Matters.

(a) U.S. Company Plans and Material Documents. Section 4.14(a) of the Company Disclosure Letter lists, as of the Determination Date, all material U.S. Company Plans. “U.S. Company Plans” means: “employee benefit plans” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other compensation or benefit plans, programs or arrangements, and all employment, termination, severance, retention or other Contracts, to which the Company or any of its Subsidiaries is a party, with respect to which the Company or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries, in each case, for the benefit of any U.S. Company Employee or to which any U.S. Company Employee is a party. With respect to each U.S. Company Plan, the Company has made available to Parent (to the extent applicable) (i) a true and complete copy of the current plan document and any material amendments thereto, (ii) copies of (1) the most recent summary plan description and any summaries of material modifications thereto and (2) the most recent annual report on Form 5500 (including any applicable schedules and attachments thereto) filed with the Department of Labor and (iii) the most recent determination or opinion letter received from the IRS (if any).

(b) Non-U.S. Company Plans and Material Documents. Section 4.14(b) of the Company Disclosure Letter lists, as of the Determination Date, all material Non-U.S. Company Plans. “Non-U.S. Company Plans” means employee benefit plans, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other compensation or benefit plans, programs or arrangements, and all employment, termination, severance or other Contracts, to which the Company or any of its Subsidiaries is a party, with respect to which the Company or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries, in each case, for the benefit of any Non-U.S. Company Employee or to which any Non-U.S. Company Employee is a party (other than statutory plans) (“Company Plans” means the U.S. Company Plans and Non-U.S. Company Plans). With respect to each Non-U.S. Company Plan, the Company has made available to Parent (to the extent applicable) (i) a true and complete copy of the current plan document and any material amendments thereto and (ii) copies of the most recent summary plan description and any summaries of material modifications thereto.

(c) Since January 1, 2013, each Company Plan (and any related trust or other funding vehicle) has been administered in all material respects in accordance with its terms and as applicable is in compliance in all material respects with ERISA, the Code and all other material Applicable Laws. Each of the Company and its Subsidiaries is in compliance in all material respects with ERISA, the Code and all other material Applicable Laws. Since January 1, 2013, all employer and employee contributions required to have been made by the Company to each U.S. Company Plan have, in all material respects, been timely made. There is no material Proceeding pending, or to the knowledge of the Company threatened, with respect to any U.S. Company Plan, other than ordinary course claims for benefits. Each U.S. Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS, or an application for a favorable determination by the IRS has been timely filed and is currently pending, and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to result in a loss of the Tax-qualified status of such U.S. Company Plan under Section 401(a) of the Code.

(d) No Liability under Title IV or Section 302 of ERISA has been incurred by the Company or any of its ERISA Affiliates that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such Liability, other than Liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). No U.S. Company Plan that is a Title IV Plan or any trust established thereunder has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing. Neither the Company nor any of its ERISA Affiliates has, within the preceding six years, withdrawn in a complete or partial withdrawal from any “multiemployer plan” (as defined in Section 3(37) of ERISA) or incurred any Liability under Section 4204 of ERISA that has not been satisfied in full.

(e) Each Non-U.S. Company Plan has been administered in compliance in all material respects with its terms and operated in compliance in all material respects with Applicable Laws. Each Non-U.S. Company Plan required to be registered or approved by a non-U.S. Governmental Authority has been so registered or approved and has been maintained in good standing with applicable regulatory authorities, and, to the knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Non-U.S. Company Plan that could reasonably be expected to materially affect any such approval relating thereto or increase the costs relating thereto in a manner material to the Company. Each Non-U.S. Company Plan is funded or insured in material compliance with Applicable Law.

(f) Except as set forth in Section 4.14(f)(1) of the Company Disclosure Letter, none of the execution and delivery of this Agreement or the consummation of the Offer, the Merger or any other Contemplated Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former Company Employee, director, officer or independent contractor to any material compensation or benefit, (ii) accelerate the time of payment, funding or vesting, or trigger any payment or funding, of any material compensation or benefit or trigger any other material obligation under any Company Plan or (iii) result in any breach or violation of or default under, or limit the Company’s right to amend, modify or terminate, any Company Plan, in each case, except as provided in this Agreement or pursuant to Applicable Law. Except as disclosed in Section 4.14(f)(2) of the Company Disclosure Letter, no amounts payable under the Company Plans will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code as a result of the occurrence of the Contemplated Transactions, either alone or in combination with another event, and neither the Company nor any Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any individual with respect to any Tax, including under Sections 409A or 4999 of the Code.

Section 4.15 Labor Matters. Section 4.15 of the Company Disclosure Letter lists, as of the Determination Date, each collective bargaining agreement or similar labor agreement that is applicable to any Company Employee as of the Determination Date, and its Subsidiaries, including Union Employees, to which the Company or any of its Subsidiaries is a party, including arrangements with works councils and other similar employee representative bodies representing any employee of the Company and its Subsidiaries, and according to which the Company and its Subsidiaries will have outstanding rights or obligations on and following the Closing (together with such collective bargaining agreements, the “Company Union Contracts”). The Company has made available to Parent each Company Union Contract. As of the date hereof, (a) there are no material strikes or lockouts with respect to any Union Employees pending or, to the Company’s knowledge, threatened in writing, (b) there is no material union organizing effort pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, (c) there is no material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened in writing affecting the Company or any of its Subsidiaries and (d) there is no material slowdown, or work stoppage in effect or, to the knowledge of the Company, threatened in writing with respect to the Company or any of its Subsidiaries, including any Union Employees. The Company and each of its Subsidiaries conducts, and since January 1, 2015 has conducted, its business, in all material respects, in compliance with all material Applicable Laws with respect to labor relations, employment and employment practices, including occupational safety and health standards. To the knowledge of the Company, as of the date of this Agreement, no employee of the Company or any of its Subsidiaries is in violation of any material term of any employment or nondisclosure agreement, fiduciary duty or restrictive covenant for the benefit of the Company or any of its Subsidiaries or a former employer of any such employee. To the knowledge of the Company, in the last five years, no allegations of sexual harassment have been made against (i) any current executive officer of the Company or any of its Subsidiaries or (ii) any current employee of the Company or any of its Subsidiaries at the level of Senior Vice President or above.

Section 4.16 Taxes. Except as set forth in Section 4.16 of the Company Disclosure Letter,

(a) all material Tax Returns required to have been filed by, or with respect to, the Company and its Subsidiaries have been timely filed (taking into account any valid extension of time to file granted or obtained) and all such Tax Returns are true, correct and complete in all material respects;

(b) all material Taxes required to be paid by the Company and its Subsidiaries (whether or not reflected on such Tax Returns) have been paid in full or will be timely paid in full;

(c) no deficiency or other claim for any material amount of Tax has been asserted or assessed by a Governmental Authority in writing against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn;

(d) there are no material Tax liens on the assets of the Company or any of its Subsidiaries (other than Permitted Liens);

(e) none of the Company nor its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was intended to be governed in whole or in part by Section 355 of the Code in the two years prior to this Agreement;

(f) none of the Company nor its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4; and

(g) none of the Company nor its Subsidiaries is bound by any material agreement or arrangement the primary purpose of which relates to Taxes (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries).

Section 4.17 Company Material Contracts.

(a) Except as set forth in Section 4.17 of the Company Disclosure Letter, as of the Determination Date, neither the Company nor any of its Subsidiaries are parties to or otherwise bound by or subject to (Contracts of the following types, the “Company Material Contracts”):

(i) Contracts (other than any purchase order that specifies price, quantity or delivery terms but does not otherwise vary the terms of any other Contract pursuant to which such purchase order was made in any material respect) for the purchase of products or for the receipt of services from the top twenty (20) suppliers of the Company Entities during the calendar year ended December 31, 2017, determined on a consolidated basis based on the amount of gross purchases made by the Company Entities therefrom;

(ii) Contracts (other than any purchase order that specifies price, quantity or delivery terms but does not otherwise vary the terms of any other Contract pursuant to which such purchase order was made in any material respect) for the furnishing of products or services by the Company Entities to the top twenty (20) customers of the Company Entities during the calendar year ended December 31, 2017, determined on a consolidated basis based on the amount of net merchandise sales (gross merchandise sales less merchandise credit memos and merchandise discounts and rebates) made by the Company Entities thereto;

(iii) Contracts concerning the establishment or operation of a material partnership, joint venture or limited liability company (other than any such Contract between the Company or any of its Subsidiaries and another Subsidiary of the Company);

(iv) Contracts relating to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise) with material obligations (other than in respect of fraud) extending beyond the Determination Date;

(v) Contracts containing (A) a covenant materially restricting the ability of the Company or any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers, (B) a provision granting the other party exclusivity or similar rights or (C) a provision that requires the purchase of all or a material portion of any Company Entities’ requirements for a given product or service from a given third party and which Contract is not terminable by any Company Entity within one year of the Determination Date without any required payment or other conditions (other than the condition of notice);

(vi) material Contracts for the furnishing of products or services by the Company or any of its Subsidiaries to any Governmental Authority;

(vii) any material Company License; or

(viii) indentures, credit agreements, loan agreements and similar instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness for borrowed money or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money in excess of $1,000,000, other than any indentures, credit agreements, loan agreements or similar instruments solely between or among the Company and any of its Subsidiaries.

(b) The Company has made available to Parent true, complete and correct copies of each Company Material Contract in effect on the Determination Date. Each Company Material Contract is valid and binding on the Company or its Subsidiaries, as applicable, and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Applicable Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a

Proceeding at law or in equity), except insofar as it has expired in accordance with its terms after the Determination Date. Neither the Company nor any of its Subsidiaries is in material breach of, or material default under, any Company Material Contract to which it is a party.

Section 4.18 Environmental Matters.

(a) Except as disclosed on Section 4.18 of the Company Disclosure Letter, the business of the Company and its Subsidiaries is in material compliance with all applicable Environmental Laws and has obtained all Environmental Permits that are necessary to conduct its business or to own, lease or operate its facilities.

(b) There are no Proceedings under any Environmental Laws against or involving the Company or its Subsidiaries and, to the knowledge of the Company, there are no circumstances or conditions which would be reasonably expected to give rise to such a Proceeding, except for such Proceedings which have not, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company has made available to Parent copies of all material environmental reports, assessments (including Phase I or II environmental assessments), claims, demands, notices of violation or other material documents in its possession relating to any non-compliance with Environmental Laws, unresolved Proceedings or Liabilities under Environmental Law, or any hazardous or toxic substances at, on, or under any property currently or formerly owned, operated or used by the Company or its Subsidiaries.

Section 4.19 Rights Agreement; No Anti-Takeover Law.

(a) The Company and the Company Board have taken all actions necessary so that neither the execution and delivery of this Agreement nor the consummation of the Offer, the Merger and the other Contemplated Transactions will cause (i) the grant of any new rights under the Rights Agreement or (ii) any rights previously granted under the Rights Agreement to become exercisable. Prior to the execution of this Agreement, the Company has provided Parent with copies of all agreements effecting the foregoing.

(b) Except for the Rights Agreement, as of the date of this Agreement, there is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which the Company or any of its Subsidiaries is a party or otherwise is bound. Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties in Section 5.11, the approval by the Company Board of this Agreement, the Offer, the Merger and the other Contemplated Transactions represents all the action necessary to render inapplicable to this Agreement, the Offer, the Merger and the other Contemplated Transactions the provisions of Section 203 of the DGCL.

Section 4.20 Opinion of Financial Advisor. The Company Board has received a written opinion (or an oral opinion to be confirmed in writing) of Citigroup Global Markets Inc., dated on or about the date of this Agreement, as to the fairness, from a financial point of view and as of the date of the opinion, and based upon and subject to the qualifications, limitations, factors and assumptions set forth therein, of the consideration to be received in the Offer and the Merger (taken together as an integrated transaction) by the holders of Company Common Stock (other than Staples, Parent, Merger Sub, Sycamore Partners and their respective affiliates) pursuant to this Agreement, and a copy of such opinion will be delivered to Parent solely for informational purposes.

Section 4.21 Brokers. Except for Citigroup Global Markets Inc., no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company shall be solely responsible for the fees and expenses of Citigroup Global Markets Inc. in connection with the Contemplated Transactions.

Section 4.22 Title. The Company and its Subsidiaries have, in all material respects, good and valid title to, or valid leases, licenses or rights to use, all assets reflected on the consolidated balance sheet as of December 31, 2017 in the Company SEC Documents or acquired after such date (other than any assets disposed of since such date in the ordinary course of business consistent with past practice), free and clear of all Liens, other than Permitted Liens (except with respect to the Company Leased Real Property and the Company Owned Real Property, which are the subject of the representations and warranties set forth in Section 4.13).

Section 4.23 GPC Merger Agreement. Prior to or concurrently with the execution and delivery of this Agreement by the Company, and assuming Parent’s compliance with Section 7.12, the GPC Merger Agreement has been validly terminated in accordance with its terms. From the Determination Date through the date of this Agreement, the Company has not taken any of the actions set forth in Section 6.01(a)(B)(i) – (xv) that if taken following the date of this Agreement would have required the consent of Parent. The Company has complied in all material respects with its covenants and agreements under the GPC Merger Agreement. The Company has provided Parent with a true and complete copy of the GPC Merger Agreement and a redacted copy of the “RMT Parent Disclosure Letter” (as defined in the GPC Merger Agreement), including all schedules, annexes and exhibits thereto.

Section 4.24 Disclaimer of the Company.

(a) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, NONE OF THE COMPANY OR ITS REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE CONTEMPLATED TRANSACTIONS OR ANY OF ITS BUSINESSES OR ITS SUBSIDIARIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, THE COMPANY AND ITS REPRESENTATIVES HAVE NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR LAWS), (II) THE OPERATION OF ITS BUSINESSES AFTER THE CLOSING OR (III) THE PROBABLE SUCCESS, PROFITABILITY OR PROSPECTS OF ITS BUSINESSES AFTER THE CLOSING AND ANY SUCH REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

(b) EXCEPT AS EXPRESSLY SET FORTH HEREIN, NONE OF THE COMPANY OR ITS REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PARENT OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO, OR USE BY, PARENT OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES, OR PARENT’S, ANY OF ITS AFFILIATES’ OR THEIR RESPECTIVE REPRESENTATIVES’ USE OF, ANY INFORMATION RELATING TO THE BUSINESSES OF THE COMPANY AND ITS SUBSIDIARIES, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS, OFFERING MATERIALS OR OTHER MATERIAL MADE AVAILABLE TO PARENT, ANY OF ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES OR POTENTIAL FINANCING SOURCES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, “EXPERT SESSIONS,” SITE TOURS OR VISITS, DILIGENCE CALLS OR MEETINGS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF PARENT OR ITS REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS.

(c) THE COMPANY ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V OF THIS AGREEMENT, NONE OF PARENT OR MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON MAKES (AND THE COMPANY IS NOT RELYING ON) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE COMPANY IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND Staples

Except as set forth in the Parent Disclosure Letter, Parent, Merger Sub and Staples, jointly and severally, hereby represent and warrant to the Company as follows:

Section 5.01 Corporate Existence and Power. Each of Parent, Merger Sub and Staples is a corporation duly incorporated, validly existing and in good standing under the corporation laws of the jurisdiction of its incorporation and has all corporate power and authority to own its properties and carry on its business as conducted.

Section 5.02 Corporate Authorization.

(a) Each of Parent, Merger Sub and Staples has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery by Parent, Merger Sub and Staples of this Agreement, the performance by Parent, Merger Sub and Staples of their respective obligations hereunder and the consummation by Parent, Merger Sub and Staples of the Contemplated Transactions have been duly authorized by all requisite corporate action on the part of Parent, Merger Sub and Staples.

(b) This Agreement has been duly executed and delivered by Parent, Merger Sub and Staples and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of Parent, Merger Sub and Staples, enforceable against each of Parent, Merger Sub and Staples in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Applicable Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a Proceeding at law or in equity).

(c) Merger Sub is a direct, wholly owned Subsidiary of Parent. The copies of the articles of incorporation and bylaws of Merger Sub that were previously furnished or made available to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement.

Section 5.03 No Conflict; Board Approval.

(a) Assuming that all consents, approvals, authorizations and other actions described herein or set forth in Section 5.03 of the Parent Disclosure Letter have been obtained, all filings and notifications listed in Section 5.04 or in Section 5.04 of the Parent Disclosure Letter have been made, any applicable waiting period has expired or been terminated and any applicable approval or authorization has been obtained under the Antitrust Laws, and except as may result from any facts or circumstances relating solely to the Company or its Affiliates, the execution, delivery and performance by Parent, Merger Sub and Staples of this Agreement does not, and will not, (i) contravene or conflict with the articles or certificate of incorporation or bylaws (or similar organizational documents) of Parent, Merger Sub or Staples or (ii) (A) contravene or conflict with or violate any Applicable Law or Governmental Order applicable to Parent, Merger Sub or Staples, (B) contravene, conflict with, result in any breach of, constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which Parent, Staples or any of their respective Subsidiaries is a party or by which any of their respective properties or assets is bound or (C) (1) result in the creation or the imposition of (y) any Lien upon any assets of Parent, Staples or any of their respective Subsidiaries (other than a Permitted Lien) or (z) any Lien upon any of the capital stock of Parent, Merger Sub or Staples or (2) result in the cancellation, modification, revocation or suspension of any material license or Permit, authorization or approval issued or granted by any Governmental Authority in respect of Parent, Staples or any of their respective

Subsidiaries, except in the case of clauses (ii)(A), (ii)(B), (ii)(C)(1)(y) and (ii)(C)(2) as would not reasonably be expected to (I) materially and adversely affect the ability of Parent, Merger Sub and Staples to carry out its obligations under, and to consummate the Contemplated Transactions or (II) otherwise have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The Board of Directors of Parent, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has determined that the Offer and the Merger, this Agreement and the Contemplated Transactions are advisable and has approved this Agreement and the Contemplated Transactions. The Board of Directors of Merger Sub, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has determined that the Offer and the Merger, this Agreement and the Contemplated Transactions are advisable and has approved this Agreement and the Contemplated Transactions, and has resolved to recommend the approval by Parent, as the sole stockholder of Merger Sub, of the Merger, this Agreement and the Contemplated Transactions. Parent, as the sole stockholder of Merger Sub, has adopted this Agreement and approved the Offer and the Merger. The Board of Directors of Staples, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has determined that the Offer and the Merger, this Agreement and the Contemplated Transactions are advisable and has approved this Agreement and the Contemplated Transactions.

(c) The affirmative vote of the holders of a majority of the voting power of the shares of Merger Sub Common Stock is the only vote of the holders of any class or series of Parent’s or Merger Sub’s capital stock necessary to adopt this Agreement or consummate the Contemplated Transactions.

Section 5.04 Governmental Consents and Approvals. Except as set forth in Section 5.04 of the Parent Disclosure Letter, the execution, delivery and performance by Parent, Merger Sub and Staples of this Agreement do not require any consent, approval, authorization or other order or declaration of, action by, filing with or notification to, any Governmental Authority, other than (a) compliance with, and filings under, the HSR Act or any other applicable Antitrust Laws, (b) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 2.04, (c) the filing with the SEC of the Schedule TO and such other compliance with the Exchange Act and the Securities Act as may be required in connection with the Contemplated Transactions, or (d) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not reasonably be expected to prevent or materially delay the consummation by Parent, Merger Sub or Staples of the Contemplated Transactions or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (e) compliance with the rules and regulations of the Nasdaq Global Select Market as required in connection with the Contemplated Transactions or (f) as a result of any facts or circumstances relating to the Company or any of its Affiliates.

Section 5.05 Financial Information; Solvency.

(a) Parent has made available to the independent directors of the Company Board true and correct copies of (i) the audited consolidated balance sheets of Staples and its Subsidiaries as of February 3, 2018 (Successor) and January 28, 2017 (Predecessor) and the related audited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of Staples and its Subsidiaries for the periods June 15, 2017 through February 3, 2018 (Successor) and January 29, 2017 through September 12, 2017 and the years ended January 28, 2017 and January 30, 2016 (Predecessor), together with a report on the financial statements from the independent accounts for Staples and its Subsidiaries (the “Staples Audited Financial Statements”), and (ii) the unaudited condensed consolidated balance sheets of Staples and its Subsidiaries as of May 5, 2018 and the unaudited condensed consolidated statements of comprehensive income and cash flows of Staples and its Subsidiaries for the thirteen weeks ended May 5, 2018 (the “Staples Interim Financial Statements” and, together with the Staples Audited Financial Statements, the “Staples Financial Statements”).

(b) The Staples Financial Statements were prepared in accordance with GAAP consistently applied during the periods covered thereby (except as may be indicated in the notes thereto), subject, in the case of the

Staples Interim Financial Statements, to normal and recurring year-end adjustments, none of which would be material (individually or in the aggregate), and the absence of notes. The Staples Financial Statements present fairly, in all material respects, the consolidated financial position and the consolidated results of operations of Parent for the periods covered thereby, subject, in the case of the Staples Interim Financial Statements, to normal and recurring year-end adjustments, none of which are reasonably expected to be material (individually or in the aggregate) and the absence of notes.

(c) Upon the consummation of the Contemplated Transactions, assuming the accuracy of the representations and warranties of the Company contained in Article IV, (i) Parent will not be insolvent, (ii) Parent will not be left with unreasonably small capital, (iii) Parent will not have incurred debts or other Liabilities beyond its ability to pay such debts or other Liabilities as they mature and (iv) the capital of Parent will not be impaired.

Section 5.06 Financing.

(a) Parent has delivered to the Company true, correct and complete copies of the fully executed Commitment Letter by and among Parent, Merger Sub and Wells Fargo Bank, National Association (collectively, with any additional arrangers appointed pursuant to the Commitment Letter, the “Lenders”), dated September 14, 2018 (including the term sheet and all other exhibits, schedules, annexes and amendments thereto as of the date of this Agreement and together with the fee letter referred to therein, the “Fee Letter”, collectively, the “Commitment Letters”), pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to lend the amounts set forth therein to Parent and/or Merger Sub for the purpose of funding the Contemplated Transactions and the related fees and expenses to be incurred by Parent and/or Merger Sub in connection therewith (the “Financing”); provided, however, that solely in the case of the Fee Letter, such Fee Letter may be in a redacted form removing only the fee amounts and economic “market flex” terms that are confidential, which redacted information would not adversely affect the aggregate principal amount of or the availability of the Financing and which may not in any event relate to the termination or conditionality of, or contain any conditions precedent to, the funding of the Financing.

(b) The Commitment Letters, in the forms provided to the Company by Parent, and any definitive agreements with respect to the Financing (collectively, the “Financing Agreements”) are, in full force and effect and are, legal, valid and binding obligations of Parent and Merger Sub and, to the knowledge of Parent and Merger Sub, the other parties thereto, enforceable in accordance with their respective terms. As of the date of this Agreement, no Commitment Letter has been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated.

(c) As of the date of this Agreement, neither Parent nor Merger Sub nor, to the knowledge of Parent, any other counterparty thereto has committed any breach of any of its covenants or other obligations set forth in, or is in default under, the Commitment Letters, and, to Parent’s knowledge, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected (i) to constitute a default or breach on the part of Parent or Merger Sub or to the knowledge of Parent, Merger Sub, or any other parties thereto under the Commitment Letters, (ii) constitute or result in a failure to satisfy a condition precedent or other contingency set forth in any of the Commitment Letters or Financing Agreements, or (iii) otherwise result in any portion of the Financing not being available on the Closing Date. As of the date of this Agreement, neither Parent nor Merger Sub has received any notice or other communication from any party to any of the Commitment Letters or Financing Agreements with respect to (i) any actual or potential breach or default on the part of Parent, Merger Sub or any other party to any of the Commitment Letter, (ii) any actual or potential failure to satisfy any condition precedent or other contingency set forth in any of the Commitment Letters or (iii) any intention of such party to terminate any of the Commitment Letters or Financing Agreements or to not provide all or any portion of the Financing. Parent and Merger Sub (both before and after giving effect to any “market flex” provisions contained in the Commitment Letters and Financing Agreements): (x) have no reason to believe they will not be able to satisfy on a timely basis each term and condition relating to the closing or funding of the Financing; (y) know of no fact, occurrence, circumstance or condition that would reasonably be expected to (1) cause any of the Commitment Letters or Financing Agreements to terminate, to be withdrawn, modified, repudiated or rescinded or to be or become ineffective, (2) cause any of the terms or conditions relating to the closing or funding of any portion of the Financing not to be met or complied with, or (3) otherwise cause the full amount (or any portion) of the funds contemplated to be available under the Commitment Letters to not be available to Parent and Merger Sub on a timely basis (and in any event as of the Closing); and (z) know of no potential impediment to the funding of any of the payment obligations of Parent or Merger Sub under this Agreement.

(d) Parent and/or Merger Sub have fully paid any and all commitment fees or other fees or deposits required by the Commitment Letters to be paid on or before the date of this Agreement, and Parent or Merger Sub will pay when due all other commitment or other fees arising under the Commitment Letters as and when they become due and payable. The aggregate proceeds from the Financing, together with unrestricted cash and cash equivalents held by Staples as of the date of this Agreement and as of the Closing Date and proceeds available to be borrowed as of the date of this Agreement and as of the Closing Date without consent or approval of the lenders under Staples’s existing asset-based lending credit facility (the sources being made available by Staples being referred to herein as, “Staples Available Financing Sources”), in each case, which will be made available (without restriction) to Parent and/or Merger Sub, together constitute all of the financing required for the consummation of Contemplated Transactions and are sufficient in amount to provide Parent with the funds necessary to consummate the Contemplated Transactions and to satisfy its obligations under this Agreement, including to pay the aggregate Offer Price and the aggregate Merger Consideration, and any other amounts incurred or otherwise payable by Parent, Merger Sub or the Company in connection with the Offer, the Merger and the other Contemplated Transactions, including payment of all fees, costs and expenses related to the Contemplated Transactions and the Financing.

(e) There are no, and there will not be any, conditions precedent or other contingencies related to the funding of the full amount of the Financing on the Closing Date, including any condition or other contingency relating to the availability of any “market flex” provisions, other than as expressly set forth in the Commitment Letters as in effect on the date hereof (the “Disclosed Conditions”). Other than the Disclosed Conditions, no Financing Source or other Person has any right to impose, and none of the Parent, Merger Sub, the Company or any Subsidiary obligor have any obligation to accept, any condition precedent to any funding of the Financing nor any reduction to the aggregate amount available under the Commitment Letters (nor any term or condition which would have the effect of reducing the aggregate amount available under the Financing). There are no side letters and (except for the Commitment Letters and the Financing Agreements) there are no contracts with any Lender, Financing Source or other Person relating to the Financing or the Commitment Letters that would (1) affect the availability of the Financing, (2) add any term or condition that would have the effect of reducing the aggregate amount available under the Financing, (3) add any term or condition that would make the closing of the Financing reasonably less likely to occur or (4) add any term or condition that would delay the occurrence of the Closing.

(f) None of (i) the execution, delivery or performance of the Financing, (ii) the borrowing of money nor granting of Liens under the Financing, or (iii) any action (including any internal reorganization, designation of Subsidiaries as “unrestricted subsidiaries”, any investment in any Subsidiary or unrestricted Subsidiary and any restricted payment necessary to have cash available to pay the Merger Consideration and consummate the Contemplated Transactions), in each case, that is required to satisfy the conditions precedent under the Commitment Letters or the Financing Agreements conflicts with, constitutes a default under or requires consent of any Person under any credit agreement, note purchase agreement, indenture or other Contract with respect to indebtedness for borrowed money to which Parent or any Subsidiary of Parent is a party or by which any of their respective properties or assets is bound.

(g) Parent, Staples and Merger Sub acknowledge and agree that their obligations hereunder are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the consummation of the Offer, the Merger and the other Contemplated Transactions.

Section 5.07 Litigation. As of the date hereof, except as set forth in Section 5.07 of the Parent Disclosure Letter, there is no Proceeding by or against Parent, Staples or any of their respective Subsidiaries pending or, to the knowledge of Parent, threatened in writing that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation by Parent, Merger Sub or Staples of the Contemplated Transactions.

Section 5.08 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of Parent, Merger Sub, Staples or any of their respective Subsidiaries for inclusion or incorporation by reference in Offer Documents or Schedule 14D-9 will, when filed with the SEC, when distributed or disseminated to the Company’s stockholders and at the Expiration Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 5.08, no representation or warranty is made by Parent, Merger Sub or Staples with respect to information or statements made or incorporated by reference in the Offer Documents or Schedule 14D-9 which were not supplied by or on behalf of the Parent, Merger Sub, Staples or any of their respective Subsidiaries.

Section 5.09 Operations of Merger Sub; Common Ownership.

(a) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Parent owns directly all of the outstanding shares of capital stock of Merger Sub. Merger Sub was newly formed solely for the purpose of engaging in the Contemplated Transactions, and at no time prior to the Merger Effective Time will Merger Sub have conducted any business activity or other operations of any kind other than those necessary to consummate the Offer and the Merger as contemplated by this Agreement.

(b) Arch Investors L.P., a Delaware limited partnership, owns directly or indirectly all of the outstanding shares of capital stock of Staples, Parent and Merger Sub.

Section 5.10 Brokers. Except for Barclays Capital Inc. and Morgan Stanley & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Parent, Merger Sub and/or Staples. Parent shall be solely responsible for the fees and expenses of Barclays Capital Inc. and Morgan Stanley & Co. LLC in connection with the Contemplated Transactions.

Section 5.11 Section 203 of DGCL; Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or has been at any time during the last three years, an “interested stockholder” of the Company (in each case as such terms are defined in Section 203 of the DGCL). Neither Parent nor Merger Sub nor any of their “affiliates” or “associates” (as defined in Section 203 of the DGCL) owns (within the meaning of Section 203 of the DGCL) any Company Common Stock or holds any rights to acquire any Company Common Stock except (a) as disclosed in that certain Schedule 13D filed by Affiliates of Staples on May 16, 2018, and any amendment thereto, or (b) pursuant to this Agreement.

Section 5.12 Disclaimer of Parent, Merger Sub and Staples.

(a) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, NONE OF PARENT, MERGER SUB, STAPLES OR THEIR RESPECTIVE REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE CONTEMPLATED TRANSACTIONS OR ANY OF THEIR BUSINESSES OR THEIR SUBSIDIARIES.

(b) EXCEPT AS EXPRESSLY SET FORTH HEREIN, NONE OF PARENT, MERGER SUB, STAPLES OR THEIR RESPECTIVE REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE COMPANY OR ITS REPRESENTATIVES OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO, OR USE BY, THE COMPANY OR ITS REPRESENTATIVES, OR THE COMPANY’S OR ITS REPRESENTATIVES’ USE OF, ANY INFORMATION RELATING TO THE BUSINESSES OF PARENT, MERGER SUB, STAPLES AND THEIR RESPECTIVE SUBSIDIARIES.

(c) PARENT, MERGER SUB AND STAPLES ACKNOWLEDGE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV OF THIS AGREEMENT, NONE OF THE COMPANY OR ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON MAKES (AND PARENT, MERGER SUB AND STAPLES ARE NOT RELYING ON) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO PARENT, MERGER SUB OR STAPLES IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01 Conduct of Business by the Company Pending the Merger.

(a) From the date of this Agreement and until the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Section 9.01, except, (i) as set forth in Section 6.01 of the Company Disclosure Letter, (ii) as contemplated by the Contemplated Transactions, (iii) for actions required by Applicable Law and (iv) as Parent otherwise shall consent to in writing (such consent not to be unreasonably withheld, delayed or conditioned), (A) the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to conduct its and their businesses in the ordinary course in all material respects and preserve intact in all material respects the business organization and assets of their businesses, including by using reasonable best efforts to (1) keep available the services of the Company’s and its Subsidiaries’ key employees and (2) preserve the goodwill and current relationships of the Company and its Subsidiaries with customers, suppliers and other Persons with which they have business relations and (B) the Company shall not, and shall cause its Subsidiaries not to:

(i) (A) issue, sell or dispose of or (B) authorize the issuance, sale or disposition of any shares of any class of capital stock, or other ownership interests, of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest) of the Company or any of its Subsidiaries, other than, as applicable, (1) any such transaction by a directly or indirectly wholly owned Subsidiary of the Company which remains a directly or indirectly wholly owned Subsidiary of the Company after consummation of such transaction and (2) upon the exercise or settlement of, or as otherwise required by, any Company Stock Options, Company RSUs, awards of Company Restricted Stock, Company PSUs or Company Performance Units granted pursuant to the Company Stock Plans and, in each case, outstanding on the date of this Agreement, in accordance with their terms in effect on the date of this Agreement or thereafter granted in accordance with Section 6.01(a)(vi);

(ii) (A) sell, pledge or dispose of, (B) grant a Lien on or permit a Lien to exist on or (C) authorize the sale, pledge or disposition of, or granting or placing of a Lien on, any material assets of the businesses of the Company and its Subsidiaries, except (1) in the ordinary course of business and consistent with past practice, (2) dispositions of obsolete or worn-out assets that are no longer used or useful in the operation or conduct of the businesses of the Company or its Subsidiaries, (3) Liens that are Permitted Liens and (4) Liens securing indebtedness that would not be prohibited by Section 6.01(a)(ix);

(iii) amend or restate the articles or certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of its material Subsidiaries (other than immaterial amendments to the organizational documents of any such Subsidiary of the Company);

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or property, with respect to any of its capital stock except for (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.14 per share per quarter in respect of the Company Common Stock (adjusted to appropriately reflect the effect of any stock split, reverse stock split, recapitalization or other like change with respect to the Company Common Stock) and (B) dividends or distributions by any directly or indirectly wholly owned Subsidiary of the Company;

(v) (A) acquire or dispose of (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof, other than acquisitions and investments involving cash consideration not exceeding $5,000,000 in the aggregate and dispositions not exceeding $5,000,000 in the aggregate or (B) make any loans or advances or capital contribution to, or investment in, any Person other than the Company or a Subsidiary of the Company;

(vi) (A) grant any increase in the base salaries, target bonus opportunity, or other benefits payable by the Company or its Subsidiaries to any of its employees, (B) adopt, terminate, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any Company Plans, (C) adopt any collective bargaining agreements or similar labor agreements or arrangements or (D) enter into or amend any employment, consulting, change in control, transaction-related bonus, retention, severance or termination agreement with any Company Employee except, in the case of clauses (A), (B) and (C) above, (1) as required by Applicable Law, (2) as required by any Company Plan in effect on the date hereof or pursuant to the terms of any Company Union Contract, (3) grants of equity or equity-based awards pursuant to the Company’s equity compensation plans as set forth in Section 6.01(a)(vi)(3) of the Company Disclosure Letter, (4) in the ordinary course of business consistent with the past practices of the Company or its Subsidiaries (including in the context of new hires or promotions based on job performance or workplace requirements) or (5) to the extent undertaken in connection with the implementation of a program that affects all similarly situated employees of the Company and/or its Subsidiaries;

(vii) change any method of accounting or accounting practice or policy used by the Company as it relates to the businesses of the Company and its Subsidiaries, other than such changes as are required by GAAP, Applicable Law or a Governmental Authority;

(viii) other than in the ordinary course of business and consistent with past practice or as required by Applicable Law, (A) make any change (or file any such change) in any method of Tax accounting or any annual Tax accounting period, (B) make, change or rescind any Tax election, (C) settle or compromise any Tax Liability or consent to any claim or assessment relating to Taxes, (D) file any amended Tax Return or claim for refund, (E) enter into any closing agreement relating to Taxes or (F) waive or extend the statute of limitations in respect of Taxes, in each case, to the extent that doing so would reasonably be expected to result in a material incremental cost to Parent, the Company or any of their respective Subsidiaries;

(ix) incur, guarantee or assume or otherwise become responsible for any indebtedness for borrowed money other than (A) indebtedness incurred under the Company’s and its Subsidiaries’ current credit facilities and the Existing Company Financing Documents, (B) indebtedness solely between or among the Company and its Subsidiaries, (C) refinancings, replacements, extensions and renewals of existing indebtedness entered into in the ordinary course of business consistent with past practice, (D) indebtedness incurred in connection with the Contemplated Transactions, (E) letters of credit or similar arrangements entered into in the ordinary course of business consistent with past practice and (F) guarantees made by any Company Entity in respect of the obligations of any other Company Entity;

(x) commence or settle any Proceeding other than (A) in the ordinary course of business and consistent with past practice, (B) settlements that result solely in monetary obligations that will be satisfied prior to the Closing and/or customary confidentiality obligations or (C) as contemplated by Section 7.16;

(xi) other than in the ordinary course of business and consistent with past practice, materially amend (other than an extension), cancel or terminate any Company Material Contract or any Company License;

(xii) fail to exercise any rights of renewal with respect to any material Company Leased Real Property that by its terms would otherwise expire unless the Company (or, if the lessee is a Subsidiary of the Company, such Subsidiary) determines in good faith that a renewal would not be in the best interests of the Company;

(xiii) (A) abandon, disclaim, sell, assign or grant any security interest in, to or under any material Company Owned Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in any material Company Owned Intellectual Property, (B) grant to any third party any exclusive license, or enter into any covenant not to sue, or (C) disclose to any Person any trade secret or confidential information, in the case of (B) and (C) with respect to any material Company Owned Intellectual Property, except in the ordinary course of business and consistent with past practice;

(xiv) fail to use commercially reasonable efforts to maintain (with insurance companies substantially as financially responsible as their existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the past practice of the businesses of the Company and its Subsidiaries;

(xv) make any capital expenditures or other expenditures with respect to property, plant or equipment, other than in the ordinary course of business consistent with past practice and not exceeding $3,000,000 per calendar month ($2,500,000 per calendar month effective as of January 1, 2019); or

(xvi) enter into any agreement to do any of the foregoing.

(b) From the date of this Agreement until the Merger Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (i) prepare and timely file all material Tax Returns that it is required to file, (ii) timely pay all material Taxes shown to be due and payable on such Tax Returns and (iii) promptly notify Parent of any notice of any material Proceeding or audit in respect of any Tax matters (or any significant developments with respect to ongoing Proceedings or audits in respect of such Tax matters).

ARTICLE VII

COVENANTS AND AGREEMENTS

Section 7.01 No Solicitation of Transactions.

(a) The Company agrees that it will not, nor will it permit any of its Subsidiaries to, and that it will instruct and cause its Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to the Company’s stockholders), with respect to any Competing Company Transaction, (ii) enter into, maintain, continue or otherwise engage or participate in any discussions or negotiations with any Person in furtherance of such inquiries or to obtain a proposal or offer with respect to a Competing Company Transaction, (iii) agree to, approve, endorse, recommend or consummate any Competing Company Transaction, (iv) enter into any Competing Company Transaction Agreement or (v) resolve, propose or agree, or authorize or permit any Representative, to do any of the foregoing. The Company shall, and shall cause its Subsidiaries to, and shall instruct and cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Persons (other than Parent and its Affiliates) conducted prior to the execution of this Agreement by the Company or any of its Subsidiaries or Representatives with respect to a Competing Company Transaction. The Company shall not, and shall cause its Subsidiaries not to, and the Company shall instruct and cause its Representatives not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it or one of its Affiliates is a party in connection with a Competing Company Transaction, unless the Company Board determines in its good faith judgment, after consulting with outside legal counsel, that failure to take any such action would be inconsistent with the Company Board’s fiduciary duties to the Company or its stockholders under Applicable Law. The Company shall, and shall cause its Subsidiaries to, promptly request each Person (other than Parent and its Affiliates) that has heretofore executed a confidentiality agreement with the Company or any of its Subsidiaries in connection with such Person’s consideration of a Competing Company Transaction (whether by merger, acquisition of stock or assets or otherwise), to return (or if permitted by the applicable confidentiality agreement, destroy) all information required to be returned (or, if applicable, destroyed) by such Person under the terms of the applicable confidentiality agreement and, if requested by Parent, to seek to enforce such Person’s obligation to do so.

(b) The Company shall promptly (and in any event within twenty-four (24) hours after the Company attains knowledge thereof) notify Parent, orally and in writing, after the receipt by the Company or any of its Representatives of any proposal, inquiry, offer or request (or any amendment thereto) with respect to a Competing Company Transaction, including any request for discussions or negotiations and any request for information relating to the Company or any of its Affiliates or for access to the business, properties, assets, books or records of the Company or any of its Affiliates. Such notice shall indicate the identity of the Person making such proposal, inquiry, offer or request and a description of such proposal, inquiry, offer or request, including in reasonable detail the terms and conditions (if any) of such proposed Competing Company Transaction, and the Company shall promptly (and in any event within twenty-four (24) hours after receipt by the Company) provide to Parent copies of any written materials received by the Company in connection with any of the foregoing. The Company agrees that it shall keep Parent reasonably informed of the status and reasonable details of (including discussions with respect thereto or amendments to) any such proposal, inquiry, offer or request. The Company agrees that it shall substantially simultaneously provide to Parent any non-public information concerning the Company that may be made available pursuant to Section 7.01(c) to any other Person in response to any such proposal, inquiry, offer or request (including discussions with respect thereto or any amendment to) unless such information has previously been provided or made available by the Company to Parent.

(c) Notwithstanding anything to the contrary in this Section 7.01, at any time prior to the Acceptance Time, the Company may furnish information to, and enter into discussions and negotiations with, any Person (or any of such Person’s Representatives) who has made a written, bona fide proposal or offer with respect to a Competing Company Transaction that did not arise or result from any material breach of Section 7.01(a) if, prior to furnishing such information and entering into such discussions and negotiations, (A) the Company Board has determined, in its good faith judgment (after consulting with a financial advisor of nationally recognized reputation and outside legal counsel), that such proposal or offer constitutes, or is reasonably likely to lead to, a Superior Proposal, (B) the Company has provided written notice to Parent of its intent to furnish information to, and enter into discussions and negotiations with, such Person and (C) the Company has obtained (to the extent not already obtained) from such Person an Acceptable Confidentiality Agreement (it being understood that an Acceptable Confidentiality Agreement and any related agreements shall not include any provision granting such Person exclusive rights to negotiate with the Company or having the effect of prohibiting the Company from satisfying its obligations under this Agreement) and, promptly upon its execution, delivered to Parent a copy of such Acceptable Confidentiality Agreement.

(d) Except as set forth in this Section 7.01(d), neither the Company Board nor any committee thereof shall (i) withdraw, qualify, modify, amend or fail to make, or propose publicly to withdraw, qualify, modify or amend the Company Board Recommendation (or fail to include the Company Board Recommendation in the Schedule 14D-9), (ii) make any public statement or take any action inconsistent with the Company Board

Recommendation or (iii) approve or adopt, or recommend the approval or adoption of, or publicly propose to approve or adopt, any Competing Company Transaction (any of the actions described in (i), (ii) or (iii), a “Change in the Company Board Recommendation”). Notwithstanding the foregoing:

(i) the Company Board may make a Change in the Company Board Recommendation if (A) other than in connection with or as a result of the making of a Competing Company Transaction, a material development or change in circumstances that was not known or, with respect to developments or changes in circumstances relating to the Company and its Subsidiaries, reasonably foreseeable to the Company Board on the date of this Agreement and occurs or arises after the date of this Agreement, which material development or change in circumstances becomes known to the Company Board prior to the Acceptance Time (such material development or change in circumstances being referred to as an “Intervening Event”) (it being understood that in no event shall the receipt, existence or terms of a Competing Company Transaction constitute an Intervening Event), (B) the Company Board determines in its good faith judgment, after consulting with its outside legal counsel, that an Intervening Event has occurred and a failure to make a Change in the Company Board Recommendation would be inconsistent with the Company Board’s fiduciary duties to the Company or its stockholders under Applicable Law, (C) the Company Board does not effect, or cause the Company to effect, a Change in the Company Board Recommendation at any time within three Business Days, or such shorter period in the event that the Acceptance Time is scheduled to occur in less than three Business Days, after Parent receives written notice from the Company that the Company Board has determined that an Intervening Event requires the Company Board to effect, or cause the Company to effect, a Change in the Company Board Recommendation and describing in reasonable detail the circumstances underlying such determination (provided, a new notice shall be required with respect to any material change in circumstances and a new notice period of three Business Days, or shorter period in the circumstances above, shall begin) and (D) during such applicable period, the Company engages in good faith negotiations with Parent (to the extent that Parent desires to negotiate) to amend this Agreement in such a manner that obviates the need for the Company Board to effect, or cause the Company to effect, a Change in the Company Board Recommendation; or

(ii) if at any time prior to the Acceptance Time and in response to the receipt of an offer or proposal with respect to a Competing Company Transaction that did not arise or result from any material breach of Section 7.01(a), the Company Board determines in its good faith judgment (after consulting with a financial advisor of nationally recognized reputation and outside legal counsel) that such offer or proposal constitutes a Superior Proposal and determines in its good faith judgment, after consulting with its outside legal counsel, that a failure to make a Change in the Company Board Recommendation with respect to such Superior Proposal would be inconsistent with the Company Board’s fiduciary duties to the Company or its stockholders under Applicable Law, then the Company Board may, with respect to such Superior Proposal, (x) make a Change in the Company Board Recommendation or (y) cause the Company to terminate this Agreement pursuant to Section 9.01(f) in order to enter into a definitive agreement providing for such Superior Proposal if, in each case:

(1) the Company has provided written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal promptly after the Company Board determines it has received a Superior Proposal, stating that the Company Board intends to make a Change in the Company Board Recommendation or terminate this Agreement pursuant to Section 9.01(f) and describing in reasonable detail the terms and conditions of such Superior Proposal; and

(2) Parent does not, within three Business Days of receipt of the Notice of Superior Proposal (the “Notice Period”), make a written offer or proposal to revise the terms of this Agreement (any such offer, a “Revised Transaction Proposal”) in a manner that the Company Board determines in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, to be at least as favorable to the Company’s stockholders as such Superior Proposal; provided, however, that, during the Notice Period, the Company shall negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding any Revised Transaction Proposal; provided, further, that any amendment to the terms of such Superior Proposal during the Notice Period shall require a new written notice of the material terms of such amended Superior Proposal from the Company and an additional three Business Day Notice Period, including with respect to the Company’s obligations to negotiate in good faith with Parent.

(e) Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) making any disclosure to its stockholders if the Company Board determines in its good faith judgment, after consulting with its outside legal counsel, that a failure to make such disclosure would be inconsistent with the Company Board’s fiduciary duties to the Company or its stockholders under Applicable Law; provided, however, that (1) in no event shall this Section 7.01(e) affect the obligations specified in Section 7.01(d) and (2) any such disclosure (other than issuance by the Company of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Competing Company Transaction shall be deemed to be a Change in the Company Board Recommendation unless the Company Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company Board, without disclosing any Change in the Company Board Recommendation.

Section 7.02 Access to Information. From the date of this Agreement until the Closing, upon reasonable notice, the Company shall use its reasonable best efforts to (i) afford Parent and its authorized Representatives reasonable access to the offices, properties and books and records of the Company and its Subsidiaries and (ii) furnish to the authorized Representatives of Parent such additional available information regarding the Company and its Subsidiaries (or copies thereof), as Parent may from time to time reasonably request; provided that (x) any such access or furnishing of information shall be conducted at Parent’s expense, during normal business hours, under the supervision of the personnel of the Company or its Subsidiaries and in such a manner as not to unreasonably interfere with the normal operations of the Company and its Subsidiaries, (y) all requests for access pursuant to this Section 7.02 shall be made in writing and shall be directed to and coordinated with a person or persons designated by the Company in writing and (z) Parent and Staples shall not, and shall cause their respective Representatives not to, contact any of the employees, customers, distributors or suppliers of any Company Entity, other than any such customers, distributors or suppliers that are also customers, distributors or suppliers of Parent or Staples, in connection with the Contemplated Transactions, whether in person or by telephone, mail, or other means of communication, without the specific prior written authorization of the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide any access or disclose any information to Parent or Staples or their respective Representatives if such disclosure could reasonably be expected to (A) jeopardize, or result in a loss or waiver of, any attorney-client or other legal privilege, (B) contravene any Applicable Law, fiduciary or other duty or any agreement or (C) result in the loss of protection of any proprietary information or trade secrets of any Company Entity; provided that the Company shall give notice to Parent of the fact that it is withholding such access or information pursuant to clauses (A), (B) or (C) of this Section 7.02 and thereafter Parent and the Company shall use their respective commercially reasonable efforts to cause such access or information, as applicable, to be provided, or made available, in a manner that would not reasonably be expected to jeopardize such privilege, contravene such Applicable Law, fiduciary or other duty or agreement, or result in any loss of such protection of proprietary information. Notwithstanding anything to the contrary in this Agreement, neither Parent nor Staples nor any of their respective Representatives shall be allowed to sample or analyze any soil or groundwater or other environmental media, or any building material, without the prior written consent of the Company, which consent may be withheld in the sole discretion of the Company.

Section 7.03 Directors’ and Officers’ Indemnification.

(a) Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Merger Effective Time now existing in favor of the current or former directors or officers of the Company (the “D&O Indemnified Parties”) as provided in the certificate of incorporation or bylaws of the Company or any indemnification Contract between such directors or officers and the Company (in each case, as in effect on, and, in the case of any indemnification Contracts, to the extent made available to Parent prior to, the Determination Date) shall survive the Merger and shall continue in full force and effect. For a period of six years from the Merger Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the certificate of incorporation, bylaws of the Company or any indemnification Contract as in effect immediately prior to the Merger Effective Time with respect to acts or omissions occurring prior to the Merger Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim. From and after the Merger Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.03(a).

(b) Prior to the Merger Effective Time, the Company shall, or if the Company is unable to, Parent shall cause the Surviving Corporation as of or after the Merger Effective Time to, purchase a six year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable to the insured persons than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Merger Effective Time (including in connection with this Agreement and the Contemplated Transactions), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided that in no event shall the Company pay, or the Surviving Corporation be required to pay, with respect to such insurance policies, more than 300% of the most recent annual premium paid by the Company prior to the date of this Agreement (the “Maximum Amount”). If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies prior to, as of or after the Merger Effective Time, Parent shall, for a period of six years from the Merger Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters arising on or before the Merger Effective Time; provided that in no event shall the Parent be required to pay annual premiums in excess of the Maximum Amount, but in such case shall purchase as much coverage as possible for the Maximum Amount.

(c) The covenants contained in this Section 7.03 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such Person is entitled, whether pursuant to Applicable Law, contract or otherwise.

(d) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03.

Section 7.04 Regulatory and Other Authorizations; Notices and Consents.

(a) Each Party shall, and shall cause its Affiliates to, use reasonable best efforts to (i) promptly obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, (ii) cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals and (iii) provide such other information to any Governmental Authority as such Governmental Authority may reasonably request in connection herewith. Each Party agrees to, and shall cause its respective Affiliates to, make promptly its respective filing, if necessary, pursuant to the HSR Act or any other Antitrust Laws under which filing is required or under which the Parties reasonably mutually determine that filing is advisable with respect to the Contemplated Transactions and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Laws. The Parties shall determine the jurisdictions in which filings will be made under the Antitrust Laws within ten (10) Business Days of the date of this Agreement. The applicable Party (or its Affiliate) making any notice or filing with any Governmental Authority as required by this Section 7.04 shall pay all applicable filing or notice fees required in connection therewith. Except as set forth in Section 7.04(a) of the Parent Disclosure Letter, none of Parent or any of its Affiliates shall (i) agree to extend any waiting period or agree to refile under any Antitrust Laws (except with the prior written consent of the Company, which may be withheld in the sole discretion of the Company) or (ii) enter into any agreement with any Governmental Authority agreeing not to consummate the Contemplated Transaction (except with the prior written consent of the Company, which may be withheld in the sole discretion of the Company).

(b) Without limiting the generality of the undertakings of the Parties pursuant to Section 7.04(a), and notwithstanding anything in this Agreement to the contrary, each Party shall, and shall cause each of its Affiliates to, use reasonable best efforts to avoid or eliminate each and every impediment under the HSR Act or any other Antitrust Laws that may be asserted by any Governmental Authority or any other Person so as to enable the Parties to close the Contemplated Transactions as promptly as practicable (each, an “Impediment”), and in any event prior to the Termination Date; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall be construed to require Parent, the Company or any of their respective Affiliates to (x) propose, negotiate, commit to and effect by consent decree, hold separate orders, trust or otherwise, the sale, divestiture or disposition of any assets, properties or businesses or (y) undertake any efforts or to take any action if the taking of such efforts or action is or would reasonably be expected to result, individually or in the aggregate, in a material and adverse effect on the assets, Liabilities, business, results of operations or condition (financial or otherwise) of (A) Parent, its Affiliates and its and their Subsidiaries, taken as a whole, or of (B) the Company and its Subsidiaries, taken as a whole (each of such actions, a “Burdensome Condition”), and neither the Company nor any of its Subsidiaries shall take any action that has the effect of, or agree with any Governmental Authority to, any Burdensome Condition without the prior written consent of Parent. For the avoidance of doubt, reasonable best efforts shall include the taking of any steps necessary to avoid or eliminate an Impediment (other than any action that would constitute or otherwise result in a Burdensome Condition), including entering into a “firewall” consent agreement between Staples and the FTC, limiting the access of persons within Staples or its Affiliates to the commercially sensitive and confidential information the Company or any of its Subsidiaries have received or Staples or any of its Affiliates or Subsidiaries may receive, and such consent agreement shall not constitute a Burdensome Condition and shall not be taken into consideration in determining whether a Burdensome Condition exists. In addition, each Party shall, and shall cause its Affiliates to, use its reasonable best efforts to defend through litigation on the merits any Proceeding by any Governmental Authority or any other Person in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing prior to the Termination Date; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall be construed to require Parent, the Company or any of their respective Affiliates to continue litigation beyond the Termination Date or other termination of this Agreement in accordance with Article IX.

(c) Each Party shall promptly notify the other Parties of any substantive communication it or any of its Representatives receives from any Governmental Authority relating to the ability to consummate the Contemplated Transactions and permit the other Parties to review in advance any proposed substantive communication by such Party to any Governmental Authority. The Party providing communications for review under the foregoing sentence shall consider, in good faith, the suggestions made by the other Parties. None of the

Parties shall agree to participate in any meeting or substantive discussion with any Governmental Authority in respect of any filings, investigation (including any settlement of an investigation), litigation or other inquiry relating to the Contemplated Transactions unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate in such meeting or substantive discussion. Each Party shall, and shall cause its Representatives to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act and any other Antitrust Law. Each Party shall, and shall cause its Representatives to, provide each other with copies of all substantive correspondence, filings or substantive communications between them or any of their respective Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Contemplated Transactions; provided, however, that materials may be redacted (i) as necessary to comply with contractual arrangements or Applicable Law and (ii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns; provided, further, that a Party may designate information that it views to be commercially sensitive or competitively sensitive to be viewed only by outside antitrust counsel for the other Parties, and such designation shall be honored by the Parties receiving that information.

(d) Each of Parent and Staples agrees that it shall not, and shall cause its Affiliates not to, enter into any transaction, or any agreement to effect any transaction (including any merger, acquisition or other business combination) that could reasonably be expected to increase the time required, to (i) obtain the expiration or termination of the waiting period under the HSR Act or any other Antitrust Law, or under any other Applicable Law, in respect of the Contemplated Transactions, (ii) avoid the entry of, the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that could reasonably be expected to materially delay or prevent the consummation of the Contemplated Transactions or (iii) obtain all authorizations, consents, orders and approvals of Governmental Authorities necessary or reasonably mutually determined as advisable for the consummation of the Contemplated Transactions.

Section 7.05 Financing.

(a) [Reserved].

(b) Neither Parent nor Merger Sub will consent to any amendment, restatement, replacement, supplement, termination, assignment or modification to be made to, or any waiver of any provision (including any condition) or remedy under, any Commitment Letter or Financing Agreement (or any commitment in respect thereof) without the prior written consent of the Company (which consent will not be unreasonably withheld, delayed or conditioned), if such amendment, restatement, replacement, supplement, termination, assignment, modification or waiver would (i) reduce the aggregate principal amount of the Financing to an amount less than that is required to consummate the transactions under this Agreement (after giving effect to Staples Available Financing Sources) (including by changing the amount of fees to be paid or original issue discount of the Financing or similar fees, in each case if such changes would reduce the aggregate principal amount of the Financing) unless Alternative Financing or Staples Available Financing Sources are then made available in the amount of such reduction, (ii) impose new or additional conditions or any contingencies, or otherwise amend, restate, replace, supplement, terminate, assign, modify or expand any conditions, to the receipt of the Financing on the Closing Date or (iii) individually or in the aggregate with all other amendments, restatements, replacements, supplements, terminations, assignments, modifications or waivers, reasonably be expected to (A) materially delay or prevent the Offer Closing or the Closing, (B) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur at or prior to the Offer Closing, or (C) adversely impact the ability of each of Parent or Merger Sub to enforce its rights against the other parties to the Commitment Letters or Financing Agreements or delay, prevent or adversely impact the ability of each of Parent or Merger Sub to consummate the Contemplated Transactions; provided, however, that Parent and Merger Sub may (i) amend the Commitment Letters to add lenders, lead arrangers, bookrunners, agents, syndication agents, documentation agents or similar entities who had not executed the Commitment Letters as of the date of this Agreement in accordance with the provisions of the Commitment Letters, (ii) amend or otherwise modify the Commitment Letters to implement any flex provisions applicable thereto or (iii) otherwise amend, modify or replace, or agree to any waivers in respect of, the Commitment Letters so long as, with respect to replacements, the replacement debt commitments otherwise satisfy the terms and conditions of an Alternative Financing set forth below. In the event of such amendment, restatement, replacement, supplement, assignment, modification or waiver of any Commitment Letter or Financing Agreement as permitted by the immediately preceding sentence, the financing under such amended, modified, restated, replaced, supplemented, assigned or waived Commitment Letter or Financing Agreement will be deemed to be “Financing” as such term is used in this Agreement.

(c) Parent shall take, and shall cause its Affiliates to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Financing on the terms and conditions (including any market flex provisions) described in the Commitment Letters as promptly as practicable following the date hereof and by no later than the Offer Closing, including executing and delivering the Financing Agreements and all other documents and instruments as may be reasonably required thereunder and:

(i) using reasonable best efforts to maintain in effect and comply with the Commitment Letter and the Financing Agreements;

(ii) satisfying, or causing their Representatives to satisfy, on a timely basis (and no later than the Offer Closing) all conditions to the Financing contemplated by the Commitment Letters and the Financing Agreements relating thereto (including by paying any commitment, engagement or placement or other fees or amounts that become due and payable to the extent required to be paid as a condition to the Financing);

(iii) accepting (and complying with) to the fullest extent all market flex provisions contemplated by the Commitment Letters and the Financing Agreements;

(iv) enforcing its rights (including through litigation) under the Commitment Letters and the Financing Agreements in the event of a breach (or threatened breach in writing) by the Financing Sources under the Commitment Letters and the Financing Agreements relating in each case thereto; and

(v) causing the Financing Sources and any other Persons providing Financing to fund the Financing no later than at the time the Offer Closing is required to occur pursuant to the terms and conditions of this Agreement.

(d) Parent will keep the Company reasonably informed on a current basis of the status of Parent’s and Merger Sub’s efforts to obtain the Financing and to satisfy the conditions thereof, including advising and updating the Company, in a reasonable level of detail, with respect to the status, proposed Closing Date and material terms of the Financing Agreements. Parent will promptly provide to the Company copies of all Financing Agreements and other documents related to the Financing including any amendment, restatement, replacement, supplement, termination, assignment, modification or waiver thereto. Without limiting the generality of the foregoing, Parent shall give the Company prompt written notice of (i) any actual breach, default (or any event of which Parent or Merger Sub is aware that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any default or breach), termination, cancellation or repudiation by any party to any of the Commitment Letter or the Financing Agreements, (ii) the receipt of any written notice or other written communication from any Financing Source with respect to any (A) actual or potential breach, default, termination, cancellation or repudiation by any party to any of the Commitment Letters or any Financing Agreement of any provisions of the Commitment Letters or any Financing Agreement or (B) material dispute or disagreement between or among any parties to any of the Commitment Letters or any Financing Agreement with respect to the conditionality or amount of the Financing or the obligation to fund the Financing or the amount of the Financing to be funded at the Closing (but excluding ordinary course negotiations) and (iii) the occurrence of an event or development that could reasonably be expected to materially and adversely impact the ability of

Parent or Merger Sub to obtain all or any portion of the Financing contemplated by the Commitment Letters or any Alternative Financing, in each case, after giving effect to Staples Available Financing Sources. As soon as reasonably practicable, but in any event within two Business Days of the date the Company delivers to Parent or Merger Sub a written request, Parent shall promptly provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence.

(e) If all or any portion of the Financing becomes unavailable or could reasonably be expected to become unavailable on the terms and conditions and from the Financing Sources (giving effect to the flex provisions applicable thereto) and Staples Available Financing Sources are not then made available in a corresponding amount, (i) Parent will promptly notify the Company and (ii) Parent will use its reasonable best efforts to obtain alternative financing from the same or alternative sources in an amount sufficient to consummate the Contemplated Transactions (it being understood that the terms of Section 7.05(b) will apply to such alternative financing, and, subject to Section 7.05(f), Parent shall have no obligation to (A) pay fees materially in excess of those contained in the Commitment Letters (including the market flex provisions) or agree to “market flex” terms materially less favorable to Parent than the corresponding market flex terms contained in or contemplated by the Commitment Letters or (B) accept any terms or conditions that are materially less favorable, taken as a whole, to Parent, Merger Sub or the Company than the terms and conditions set forth in the applicable Commitments Letters or Financing Agreements immediately prior to giving effect to the terms of such alternative financing) (“Alternative Financing”) as promptly as practicable following the occurrence of such event. In such event, as applicable: (1) the term “Financing” as used in this Agreement will be deemed to include any such Alternative Financing, (2) the term “Commitment Letters” will be deemed to include any commitment letters and fee letters with respect to any such Alternative Financing and (3) the term “Financing Agreements” will be deemed to include any definitive agreement with respect to the Alternative Financing.

(f) Parent and Merger Sub acknowledge and agree that their obligations hereunder are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain the Financing or any Alternative Financing.

(g) Prior to the Closing Date, the Company shall use reasonable best efforts to provide, and to cause its Subsidiaries to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense, such reasonable cooperation as is customary and reasonably requested by Parent in connection with the consummation of the Financing, including using its reasonable best efforts to (i) provide reasonable and customary assistance with the preparation of appropriate and customary materials for lender presentations, bank information memoranda and similar documents reasonably and customarily required to arrange the Financing, (ii) to the extent reasonably requested in writing by Parent at least ten (10) Business Days prior to Closing, to furnish Parent with all reasonable documents or other information required by bank regulatory authorities with respect to the Financing under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the U.S.A. Patriot Act of 2011, relating to the Company or any of its Subsidiaries, (iii) have the Company designate members of senior management of the Company to execute customary authorization letters with respect to Company information included in a customary confidential information memorandum for a syndicated bank financing and cause management of the Company to participate in a reasonable number of meetings or presentations, between senior management and the Financing Sources, (iv) to the extent timely requested by Parent and required under the Commitment Letter, to obtain documents reasonably requested by Parent or its Financing Sources relating to the repayment of the existing indebtedness of the Company and its Subsidiaries and the release of related liens and related guarantees, including customary payoff letters, (v) assist in the preparation of definitive financing documents, including guarantee and collateral documents and customary closing certificates as may be required by the Financing and (vi) use reasonable best efforts to (A) subject to Section 7.08, permit the prospective lenders involved in the Financing to evaluate the Company and its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements, (B) cooperate with Parent to establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing and (C) permit representatives of the prospective lenders to conduct commercial field examinations, inventory and intellectual property appraisals, Phase I environmental assessments and an appraisal of the owned real property, and make audits and appraisals delivered for the purposes of any credit facility available to Parent for purposes of its Financing. Such requested cooperation shall not, in the Company’s reasonable judgment, unreasonably interfere with the ongoing business or operations of the Company and any of its Subsidiaries. The Company and its counsel shall be given reasonable opportunity to review and comment upon any bank information memoranda, lender presentations or similar documents that include information about the Company or any of its Subsidiaries prepared in connection with the Financing, and Parent shall include in such memoranda, documents and other materials, comments reasonably proposed by the Company. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment or other similar fee, (B) incur any liability of any kind (or cause their respective Representatives to incur any liability of any kind) prior to the Merger Effective Time, (C) enter into or approve (or commit to enter into or approve) any certificate, document, agreement, instrument or Financing Agreement, in each case which will be effective prior to the Merger Effective Time, (D) take any action that would (i) unreasonably interfere with the ongoing operations of the Company or any of its Subsidiaries, (ii) cause any representation or warranty in this Agreement to be breached, (iii) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability, (iv) conflict with the organizational documents of the Company or any of its Subsidiaries or any Applicable Law or (v) result in the contravention of, or could reasonably be expected to result in a violation or breach of, or a default under, any contract to which the Company or any of its Subsidiaries is a party, (E) provide access to or disclose information that the Company determines would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries, (F) (i) provide any audited or unaudited financial statements (including separate financial statements for any Subsidiary) other than the Company SEC Documents, (ii) prepare any pro forma financial information (including pro forma cost savings synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information), (iii) change any fiscal period or (iv) provide financial or other information regarding the Company or its Subsidiaries that is not in the possession of the Company or any of its Subsidiaries or (G) issue any offering or information document or provide any legal opinion or other opinion of counsel or any solvency certificate that would become effective prior to Closing (it being understood that any solvency certificate would not cover Staples and its Subsidiaries after giving effect to the transactions contemplated under this Agreement).

(h) The Company hereby consents to the reasonable use of all logos of the Company in connection with the Financing so long as such logos are used (i) solely in connection with a description of the Company, its business and products or the Merger and (ii) solely in a manner that is reasonable and customary for such purposes and that is not intended to or reasonably likely to harm or disparage or otherwise adversely affect the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective products, services, offerings or intellectual property rights, and Parent shall make any modifications to such use requested by the Company. Any bank information memoranda, lender presentations or other documents prepared by or on behalf of or used by Parent, any of its Affiliates, or any Financing Source or any of its Affiliates, in Parent’s financing activities in connection with the Contemplated Transactions or any Financing or Alternative Financing that include any information provided by the Company, its Affiliates, or their respective Representatives, shall include a conspicuous disclaimer to the effect that none of the Company, its Affiliates, or their respective Representatives has any responsibility for the content of such document and that the Company, its Affiliates, and their respective Representatives disclaim all responsibility therefor unless such information was otherwise prepared by the Company (or its Affiliates) or otherwise constitutes financial information of the Company that has been made publicly available by the Company.

(i) Parent and Merger Sub acknowledge and agree that the Company and its Affiliates and its and their respective Representatives shall not have any responsibility for, or incur any liability to any Person under, any financing that Parent and Merger Sub may raise in connection with the Contemplated Transactions, or any cooperation provided pursuant to this Section 7.05 or Section 7.21. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Affiliates and its and their respective Representatives (the “Financing Indemnitees”) from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by any of the Financing Indemnitees in connection with the arrangement of the Financing, any refinancing of indebtedness contemplated by this Agreement (including by Section 7.21), and/or any information utilized in connection therewith or the Company’s cooperation with respect thereto, except in instances of gross negligence or willful misconduct on the part of Company, its Affiliates or Representatives as finally determined by a court of competent jurisdiction. Parent shall promptly reimburse the Company for any expenses and costs (including reasonable attorneys’ fees) incurred by the Financing Indemnitees in connection with any cooperation contemplated by this Section 7.05 and Section 7.21. All non-public or other confidential information regarding the Company or any Subsidiaries of the Company obtained by Parent, Merger Sub or their Representatives pursuant to this Section 7.05 shall be kept confidential in accordance with the Confidentiality Agreement; provided that upon notice to the Company, Parent may provide such information on a non-public basis to prospective lenders and investors during syndication and marketing of the Financing (including any permitted Alternative Financing) subject to customary confidentiality arrangements with such Persons regarding such information. Parent and Merger Sub expressly acknowledge and agree that this Section 7.05(i) shall survive the consummation of the Merger and the Merger Effective Time and any termination of this Agreement.

Section 7.06 Control of the Company’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct any of the operations of the Company or its Subsidiaries prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 7.07 Section 16 Matters. Prior to the Merger Effective Time, the Parties shall take all steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Contemplated Transactions by each officer or director who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.08 Confidentiality.

(a) The terms of the letter agreement, dated as of August 3, 2018 (the “Confidentiality Agreement”), between Staples and the Company shall continue in full force and effect until the Closing. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

(b) Nothing provided to Parent or its Representatives pursuant to Section 7.02 shall in any way amend or diminish the Parties’ obligations under the Confidentiality Agreement. Parent acknowledges and agrees that any Proprietary Information (as defined in the Confidentiality Agreement) made available to Parent or its Representatives pursuant to Section 7.02 or otherwise by the Company or any of its Representatives shall be subject to the terms and conditions of the Confidentiality Agreement.

Section 7.09 Further Actions. Except as otherwise expressly provided in this Agreement, the Parties shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under Applicable Law (other than with respect to the matters covered in Section 7.04, which shall be governed by the provisions of Section 7.04) to consummate and make effective the Offer, the Merger and the other Contemplated Transactions as promptly as practicable (and in any event no later than the Termination Date).

Section 7.10 Employee Matters.

(a) Except where an applicable collective bargaining agreement or similar labor agreement or arrangement requires otherwise, for the period beginning on the Closing Date and ending on the one year anniversary of the Closing Date (the “Continuation Period” ), Parent shall provide, or cause to be provided, to each employee of the Company or any of its Subsidiaries who continues to be employed immediately following the Merger Effective Time by Parent, the Surviving Corporation or any respective Subsidiary thereof (each, a “Continuing Employee”) and for as long as such employee continues to be employed during the Continuation Period by the Parent, Surviving Corporation or any Subsidiary thereof, with (i) the same base salary or wage rate and short-and-long-term incentive opportunities that, in each case, were provided to the Continuing Employee by the Company or its Subsidiaries immediately prior to the date hereof (provided that, in lieu of any equity-based incentive opportunities provided by the Company prior to the Offer Closing, Parent may substitute cash-based incentive opportunities of equal target value) and (ii) participation in employee benefit plans and programs that are substantially comparable in the aggregate to those benefits provided to the Continuing Employee under the employee benefit plans and programs of the Company and its Subsidiaries immediately prior to the date hereof; provided that nothing in this Section 7.10 or otherwise in this Agreement shall confer upon any Continuing Employee the right to continue in employment following the Merger Effective Time, or is intended to interfere with Parent’s, the Surviving Corporation’s or any of their respective Subsidiaries’ rights (subject to Applicable Law) to terminate the employment of any Continuing Employee for any reason or no reason following the Merger Effective Time. Without limiting the generality of the foregoing, for the one year period beginning on the Closing Date, Parent shall maintain, or cause to be maintained, in effect the existing terms of the severance and layoff plans provided to Parent prior to the Determination Date and set forth on Section 7.10(a) of the Company Disclosure Letter and applicable to Continuing Employees immediately before the Offer Closing; for the avoidance of doubt, any modifications to the severance and layoff plans following the Determination Date shall be disregarded for purposes of determining Parent’s compliance with the foregoing obligation.

(b) In furtherance and not in limitation of the provisions of this Section 7.10, the Parent and its Subsidiaries shall, as of the Merger Effective Time, recognize the Liabilities and obligations for earned or accrued but unused vacation time, paid time off, sick time and personal holidays in respect of each Continuing Employee (“Accrued Time Off”). Parent and its Subsidiaries shall allow Continuing Employees to utilize such Accrued Time Off subject to any maximums for vacation carryovers as in effect as of the Merger Effective Time under the Company’s applicable vacation, paid time off, sick time and personal holidays policies. During the Continuation Period, Continuing Employees shall receive vacation, paid time off, sick time and personal holidays benefits under the terms of the vacation, paid time off, sick time and personal holidays benefit policies of Parent and its Subsidiaries applicable to similarly situated employees of Parent and its Subsidiaries, in each case after giving credit for each Continuing Employee’s service with the Company and its Subsidiaries to the same extent such service would have been recognized by the Company and its Subsidiaries.

(c) The group health plan, disability plan and other plans established or made available by Parent, the Surviving Corporation and their respective Subsidiaries for the benefit of Continuing Employees and their dependents and other beneficiaries in accordance with this Section 7.10 shall not contain any exclusion or limitation with respect to any preexisting condition for a Continuing Employee or his or her dependents or other beneficiaries except to the extent such condition was taken into account under comparable plans of the Company and its Subsidiaries and shall credit all such individuals with any deductibles and out-of-pocket maximums incurred or paid by or on behalf of such individuals for the calendar year which includes the Closing Date. Each Continuing Employee shall receive full credit under each plan, program, policy or other arrangement for his or her service as an employee of Parent, the Surviving Corporation and their respective Subsidiaries on the same basis that he or she would have received such credit if such service had been completed as an employee of the Company or its Subsidiaries for purposes of satisfying any service requirement to receive compensation or to participate in any such plan, program, policy or other arrangement and any service requirement to receive the benefit provided under each such plan, program, policy or other arrangement.

(d) With respect to each bonus or other cash incentive, variable pay or sales incentive plan in which a Continuing Employee participates immediately prior to the Closing (excluding for the avoidance of doubt all Company Cash Awards), as set forth on Section 7.10(d) of the Company Disclosure Letter and in the form provided to Parent prior to the date hereof (collectively, the “Bonus Plans”), (i) if the Closing occurs prior to the completion of the 2018 fiscal year or prior to payment being made to such Continuing Employee under the applicable Bonus Plan with respect to the 2018 fiscal year, the Company or one of its Subsidiaries shall pay to such Continuing Employee, on the regularly scheduled payment date, the Bonus Amount (as defined below) through the payroll system of the Company or such Subsidiary and less all applicable deductions and withholdings and (ii) if the Closing occurs during the 2019 fiscal year, the Company or one of its Subsidiaries shall pay to such Continuing Employee, on the Closing Date, the Bonus Amount, pro-rated through the Closing Date, through the payroll system of the Company or such Subsidiary and less all applicable deductions and withholdings. For purposes of this Section 7.10(d), the “Bonus Amount” for any Continuing Employee, means an amount equal to the greater of (i) the amount payable to such Continuing Employee under the applicable Bonus Plan for the applicable fiscal year based on actual performance and (ii) the amount payable to such Continuing Employee under the applicable Bonus Plan for the applicable fiscal year assuming target level performance; provided that in no event will any payment under this Section 7.10(d) be made if such payment would result in any duplicative amount being paid to any Continuing Employee under the severance and layoff plans set forth on Section 7.10(a) of the Company Disclosure Letter or otherwise; provided that any pro rata bonus payment provided under this Section 7.10(d) shall not be deemed to be duplicative of any target bonus payment provided under any severance or layoff plan set forth on Section 7.10(d) of the Company Disclosure Letter.

(e) Effective as of the Merger Effective Time, Parent (i) shall cover (or cause to be covered) each Continuing Employee who is based primarily in the United States and who participated in the Company 401(k) Savings Plan (the “Company 401(k) Plan”) under one or more defined contribution plans and trusts intended to qualify under Section 401(a) of the Code (collectively, the “Parent DC Plan”) and (ii) shall cause the Parent DC Plan to accept, in accordance with Applicable Law, a “direct rollover” (within the meaning of Section 401(a)(31) of the Code) of each Continuing Employee’s account balances (including earnings thereon through the date of transfer and including promissory notes evidencing any outstanding loans) under the Company 401(k) Plan if such rollover to the Parent DC Plan is elected in accordance with Applicable Law and each applicable plan by such Continuing Employee. Parent shall or shall cause its Subsidiaries (including the Surviving Corporation) (i) to pay on behalf of each Continuing Employee all matching contributions that accrued on or prior to the Offer Closing under the terms of the Company 401(k) Plan without regard to whether any Continuing Employee is employed as of the last day of the plan year and (ii) to take all actions necessary to provide that all participant accounts (including employer matching contributions) will be 100% vested as of immediately prior to the Offer Closing.

(f) Without limiting the foregoing, Parent shall, or shall cause the Surviving Corporation to, honor in accordance with their terms all Company Plans, as in effect at the Offer Closing.

(g) No provision of this Section 7.10 shall create any third-party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or any of its Subsidiaries in respect of continued employment (or resumption of employment) with Parent or any of its Affiliates, and no provision of this Agreement shall create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement which has been or may be established by Parent, the Surviving Corporation or any of their respective Affiliates. Subject to Applicable Law, unless otherwise provided in this Agreement, no provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate, either before or after the Merger Effective Time, or shall constitute or be treated as an amendment, modification or termination of, any employee benefit plan or arrangement which has been or may be established by Parent or any of its Affiliates.

Section 7.11 Obligations of Merger Sub. Staples and Parent shall cause Merger Sub, and Staples shall cause Parent, to perform when due its obligations under this Agreement and to consummate the Offer and the Merger pursuant to the terms and subject to the conditions set forth in this Agreement.

Section 7.12 GPC Termination Fee. Substantially concurrently with the execution and delivery of this Agreement by the Company, Parent shall pay to Genuine Parts Company on behalf of the Company the

“Termination Fee” (as defined in the GPC Merger Agreement) of $12,000,000 (the “GPC Termination Fee”) by wire transfer of immediately available funds in accordance with the wiring instructions provided by the Company.

Section 7.13 Dividends. If the Company has declared and set a record date for a regular quarterly cash dividend permitted under the terms of this Agreement, and the Acceptance Time occurs after the record date for such dividend and prior to the payment date for such dividend, then Parent or the Surviving Corporation shall pay such dividend (and any applicable dividend equivalent rights to the extent any holder of a Company RSU was entitled to such rights under the terms of a Company RSU as in effect on the date the Company declared the applicable dividend) on behalf of the Company following the Closing on the scheduled payment date for such dividend.

Section 7.14 Rule 14d-10(d) Matters. Prior to the Acceptance Time and to the extent permitted by Applicable Law, the Company (acting through its board of directors, compensation committee or its “independent directors” to the extent required) will take all such steps as may be required to cause each agreement, arrangement or understanding that has been or will be entered into by the Company or its Subsidiaries with any of its officers, directors or employees pursuant to which compensation, severance or other benefits is paid to such officer, director or employee to be approved as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the Exchange Act and to otherwise satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) under the Exchange Act.

Section 7.15 Stock Exchange De-listing; Exchange Act Deregistration. Prior to the Merger Effective Time, the Company shall cooperate with Parent and shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Applicable Laws and rules and policies of the Nasdaq Global Select Market to enable the de-listing by the Surviving Corporation of the Company Common Stock from the Nasdaq Global Select Market and the deregistration of the Company Common Stock and other securities of the Company under the Exchange Act as promptly as practicable after the Merger Effective Time.

Section 7.16 Stockholder Litigation. Each Party hereto shall promptly notify the other Parties hereto in writing of any litigation related to this Agreement, the Offer, the Merger or the other Contemplated Transactions that is brought, or, to the knowledge of such Party, threatened in writing, against such Party and/or its directors (any such litigation, a “Transaction Litigation”) and shall keep such other Party reasonably informed on a current basis with respect to the status thereof. Subject to the fiduciary duties of each Party’s board of directors and except in any litigation or Proceeding where the Parties may be adverse to each other, each Party shall give the other Party the opportunity to participate, subject to a customary joint defense agreement, in (but not control) the defense or settlement of any Transaction Litigation, and no Party shall settle, agree to any undertakings or approve or otherwise agree to any waiver that may be sought in connection with such Transaction Litigation, without the prior written consent of the other Party (which shall not be unreasonably withheld, delayed or conditioned).

Section 7.17 Takeover Statutes. If any state takeover Applicable Law or state Applicable Law that purports to limit or restrict business combinations or the ability to acquire or vote shares of Company Common Stock (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Applicable Law (“Takeover Law”), including Section 203 of the DGCL) becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other Contemplated Transaction, then the Company and the Company Board, as applicable, shall use their reasonable best efforts to take such actions within their control as permitted under Applicable Law to (a) ensure that the Contemplated Transactions, including the Merger, may be consummated as promptly as practicable on the terms contemplated herein and (b) otherwise act to eliminate, or if not possible minimize to the maximum extent possible, the effects of such Applicable Law on this Agreement and the Contemplated Transactions.

Section 7.18 Rights Agreement. From the date of this Agreement until the Merger Effective Time, the Company and the Company Board shall take all actions necessary so that any rights previously granted under the Rights Agreement shall not become exercisable as a result of the execution and delivery of this Agreement or the consummation of the Offer, the Merger and the other Contemplated Transactions.

Section 7.19 Company Common Stock. Staples, Parent and Merger Sub hereby agree that, from the date of this Agreement until the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with Section 9.01, (i) Staples, Parent and Merger Sub shall not, and shall cause their respective Affiliates not to, directly or indirectly, Transfer or consent to a Transfer of any shares of Company Common Stock or any Beneficial Ownership interest or any other interest therein and (ii) any Transfer in violation of this Section 7.19 shall be void. For purposes of this Section 7.19, “Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any shares of Company Common Stock.

Section 7.20 Staples Guaranty.

(a) As a material inducement to the willingness of the Company to enter into this Agreement, Staples hereby irrevocably, absolutely and unconditionally guarantees (as the primary obligor and not merely as surety) to the Company the prompt and full discharge by Parent and Merger Sub of each of Parent’s and Merger Sub’s respective covenants, agreements, obligations and liabilities under this Agreement (collectively, the “Obligations”, Staples’s guarantee thereof, the “Guaranty”), in accordance with the terms hereof and shall be liable for any breach of any representation, warranty, covenant or obligation of Parent or Merger Sub under this Agreement.

(b) Staples acknowledges and agrees that, with respect to all the Obligations to pay money pursuant to this Agreement, such Guaranty shall be a guaranty of payment and performance and not of collection. Staples hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any Proceeding first against Parent or Merger Sub, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 7.20.

(c) Staples agrees that its obligations under the Guaranty shall not be released or discharged, in whole or in part, or otherwise affected by:

(i) any change in the corporate existence, structure or ownership of Parent or Merger Sub;

(ii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub;

(iii) any change in the time, place, or manner of payment of the Obligations, or any rescission, waiver, compromise, or other amendment or modification of any of the terms or provisions of this Agreement or any other agreement or instrument relating thereto made in accordance with the terms thereof or any other agreement evidencing, securing or otherwise executed in connection with the Obligations;

(iv) the addition, substitution or release of any Person now or hereafter liable for the Obligations; or

(v) any other act or omission which may in any manner otherwise operate as a release or discharge of a surety.

(d) This Guaranty may not be revoked or terminated and shall remain in full force and effect and shall be binding on Staples, its successors and permitted assigns until the Obligations have been indefeasibly paid in full in cash and performed in full or this Agreement has otherwise been terminated in accordance with its terms under circumstances set forth in this Agreement in which neither Parent nor Merger Sub would be obligated to make any payments with respect to the Obligations; provided that the Guaranty shall survive in accordance with its terms with respect to all facts, circumstances and conditions arising on or prior to the date of such termination.

Section 7.21 Existing Company Notes.

(a) Parent shall (or the Company, if directed by Parent, shall), at a time selected by Parent, commence a change of control offer to purchase all of the Existing Company Notes (subject to the terms of and in accordance with the requirements of the Existing Company Note Purchase Documents) at the price required pursuant to the Existing Company Note Purchase Documents using funds provided by Parent. Parent shall prepare all necessary and appropriate documentation in connection with any such change of control offer, and the Company shall, and shall use reasonable best efforts to cause its Representatives to, provide all cooperation reasonably requested by Parent in connection with such change of control offer. The closing of the change of control offer shall be conditioned on the occurrence of the Closing, and the parties shall use reasonable best efforts to cause the change of control offer to close on the Closing Date. Concurrent with the Merger Effective Time, and in accordance with the terms of the change of control offer for the Existing Company Notes, the Surviving Corporation shall accept for purchase and purchase each of the Existing Company Notes properly tendered and not properly withdrawn in such change of control offer using funds provided by or at the direction of Parent. Parent hereby covenants and agrees to provide (or to cause to be provided) immediately available funds to the Company for the full payment at the Merger Effective Time of all Existing Company Notes validly tendered and not validly withdrawn to the extent required pursuant to the terms of such change of control offer.

(b) The Company shall waive any of the conditions to any change of control offer for the Existing Company Notes (other than that the Merger shall have been consummated and that there shall be no Governmental Order prohibiting consummation of such change of control offer) as may be reasonably requested by Parent in writing and shall not, without the written consent of Parent, waive any condition to such change of control offer or make any changes to such change of control offer other than as agreed between Parent and the Company.

(c) In connection with the change of control offer for the Existing Company Notes, Parent may select one or more dealer managers, information agents, depositaries and other agents, in each case as shall be reasonably acceptable to the Company, to provide assistance in connection therewith and the Company shall enter into customary agreements (including indemnities) with such parties so selected (subject to Section 7.21(e) below). Parent shall pay the fees and out-of pocket expenses of any dealer manager, information agent, depositary or other agent retained in connection with such change of control offer upon the incurrence of such fees and out-of-pocket expenses.

(d) If requested by the Parent, the Company shall, in accordance with the applicable redemption provisions of the Existing Company Notes and the Existing Company Note Purchase Documents, substantially simultaneous with, but in no event prior to, the Merger Effective Time, issue a notice of optional prepayment for all of the outstanding aggregate principal amount of Existing Company Notes, pursuant to the optional prepayment provisions of the Existing Company Note Purchase Document. The Company shall use reasonable best efforts to cause its Representatives to provide all cooperation reasonably requested by Parent in connection with the optional prepayment of the Existing Company Notes.

(e) Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Financing Indemnitees from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred, directly or indirectly, by the Financing Indemnitees in connection with any optional prepayment or change of control offer made in respect of the Existing Company Notes in accordance with Section 7.21 (in each case other than as a result of the Company’s fraud or willful misconduct); provided, however, that Parent and Merger Sub shall not have any obligation to indemnify and hold harmless any such party or person to the extent such damages suffered or incurred are directly attributable to the information provided by the Company for use in connection with such optional prepayment or change of control offer made in respect of the Existing Company Notes that is finally determined by a court of competent jurisdiction to have contained a material misstatement or omission. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with the Company’s compliance with its obligations under this Section 7.21, including all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company in connection with any optional prepayment or change of control offer made in respect of the Existing Company Notes (including any out-of-pocket costs, fees and expenses incurred in connection with the preparation or distribution of any documents related thereto).

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party. The respective obligations of the Parties to consummate the Merger are subject to the satisfaction or written waiver (where permissible under Applicable Law) by the mutual written consent of Parent and the Company, at or prior to the Merger Effective Time of each of the following conditions:

(a) Consummation of the Offer. Merger Sub shall have accepted for payment, or caused to be accepted for payment, all shares of Company Common Stock validly tendered and not withdrawn in the Offer; and

(b) Statutes and Injunctions. No Applicable Law or Governmental Order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or be applicable to the Merger by any Governmental Authority of competent jurisdiction that prohibits, restrains or makes illegal the consummation of the Merger.

ARTICLE IX

TERMINATION

Section 9.01 Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Acceptance Time, as follows:

(a) by either the Company or Parent, if the Acceptance Time shall not have occurred by 11:59 p.m. New York City time on March 8, 2019 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(a) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement shall have been the primary cause of the failure of the Acceptance Time to occur on or prior to such date;

(b) by either the Company or Parent, in the event that any Governmental Authority of competent jurisdiction shall have issued a Governmental Order that permanently enjoins the consummation of the Offer or the Merger and such Governmental Order shall have become final and non-appealable (any such Governmental Order, a “Restraint”); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement (and, in the case of Parent, Staples or Merger Sub’s action or failure to fulfill any obligation under this Agreement) has been the primary cause of the issuance of such Governmental Order;

(c) by Parent, if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would, if occurring or continuing at the Expiration

Time, cause the Offer Conditions set forth in clause (b)(iii) or clause (b)(iv) of Exhibit B not to be satisfied, and such breach is not cured, or is incapable of being cured, upon the earlier of (i) thirty (30) days following Parent’s written notice to the Company of such breach and Parent’s intent to terminate this Agreement or (ii) the Termination Date; provided that the right to terminate this Agreement under this Section 9.01(c) shall not be available to Parent if Parent, Staples or Merger Sub is then in material breach of its covenants or agreements in this Agreement;

(d) by Parent, prior to the Expiration Time, if (i) a Change in the Company Board Recommendation has occurred or (ii) the Company shall have materially breached its obligations in Section 7.01(a) or Section 7.01(d);

(e) by the Company, if a material breach of any representation, warranty, covenant or agreement on the part of Staples, Parent or Merger Sub set forth in this Agreement shall have occurred, and such breach is not cured, or is incapable of being cured, upon the earlier of (i) thirty (30) days following the Company’s written notice to Parent of such breach and the Company’s intent to terminate this Agreement or (ii) the Termination Date; provided that the right to terminate this Agreement under this Section 9.01(e) shall not be available to the Company if the Company is then in breach of its covenants or agreements in this Agreement so as to, if occurring or continuing at the Expiration Time, cause the Offer Condition set forth in clause (b)(iv) of Exhibit B not to be satisfied;

(f) by the Company, prior to the Acceptance Time, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 7.01(d)(ii); provided that prior to or substantially concurrently with such termination, the Company pays or causes to be paid to Parent the Termination Fee;

(g) by the Company, if (A) Parent or Merger Sub fails to commence the Offer within one business day (for this purpose, calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act) after it is otherwise obligated to commence the Offer in the time period provided by and otherwise in accordance with Section 2.01 or (B) the Offer shall have expired and Merger Sub, in violation of this Agreement, fails to promptly accept for payment and purchase validly tendered shares of Company Common Stock pursuant to the Offer when required to do so in accordance with Section 2.01; provided, however, that the right to terminate this Agreement pursuant to clause (A) of this Section 9.01(g) shall not be available if the Company shall have breached its obligations under this Agreement in any manner that shall have been the primary cause of, or primarily resulted in, the failure of the Offer to so commence;

(h) by either Parent or the Company, if the Offer shall have expired (after giving effect to any extensions thereof in accordance with this Agreement) or been terminated, in each case, in accordance with the terms of this Agreement and the Acceptance Time shall not have occurred solely as a result of the Minimum Condition not being satisfied (i.e., all other Offer Conditions were satisfied); provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(h) shall not be available to a Party that has breached its (or, in the case of Parent, Staples or Merger Sub breached its) obligations in any material respect under this Agreement in any manner that shall have been the primary cause of the Minimum Condition not being satisfied; or

(i) by the written consent of all of the Parties.

Section 9.02 Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 9.01, written notice thereof shall be given to the other Parties, specifying in good faith the provision or provisions hereof pursuant to which such termination shall have been made, and this Agreement shall forthwith become void, and there shall be no Liability under this Agreement on the part of any Party or their respective Representatives; provided that nothing in this Section 9.02 or Section 9.03 shall relieve any Party from Liability for Fraud committed prior to such termination or for any Willful Breach prior to such termination of any of its covenants or agreements set forth in this Agreement; and provided, further, that notwithstanding the foregoing, the provisions of Section 7.08, Section 7.20, this Section 9.02, Section 9.03 and Article X shall survive any termination of this Agreement and remain in full force and effect.

Section 9.03 Fees and Expenses.

(a) The Parties agree that:

(i) if Parent terminates this Agreement pursuant to Section 9.01(d), then, no later than three Business Days after the date of Parent’s notice of such termination, the Company shall pay or cause to be paid to Parent the Termination Fee and shall reimburse Parent the amount of the GPC Termination Fee previously paid to or on behalf of the Company pursuant to Section 7.12 (the “GPC Reimbursement Fee”), in each case, in cash in immediately available funds;

(ii) if the Company terminates this Agreement pursuant to Section 9.01(f), then, prior to or substantially concurrently with the Company’s notice of such termination, the Company shall pay or cause to be paid to Parent the Termination Fee and shall reimburse Parent the amount of the GPC Reimbursement Fee, in each case, in cash in immediately available funds;

(iii) if (A) (1) the Company or Parent terminates this Agreement pursuant to Section 9.01(a) or (2) Parent terminates this Agreement pursuant to Section 9.01(c) on the basis of a breach of a covenant or agreement, (B) following the date hereof and prior to the termination of this Agreement, a Competing Company Transaction shall have been publicly announced or shall have been publicly known and, in either case, not publicly withdrawn and (C) on or prior to the date that is twelve (12) months after the date of such termination, the Company enters into a Competing Company Transaction Agreement or consummates a Competing Company Transaction (whether or not the applicable Competing Company Transaction is the same as the original Competing Company Transaction publicly announced or publicly known), then, on the earlier of the date the Company enters into a Competing Company Transaction Agreement or consummates any Competing Company Transaction, the Company shall pay or cause to be paid to Parent the Termination Fee and shall reimburse Parent the amount of the GPC Reimbursement Fee, in each case, in cash in immediately available funds; provided that, solely for purposes of this Section 9.03(a)(iii), the references to “20%” in the definition of Competing Company Transaction shall be deemed to refer to “50%”; and

(iv) if (A) Parent or the Company terminates this Agreement pursuant to Section 9.01(a) and the Offer Condition set forth in clause (i) or clause (ii) (in the case of clause (ii), as a result of any Applicable Law or Governmental Order under Antitrust Laws) of Exhibit B shall not have been satisfied by the Termination Date, but all other Offer Conditions (other than (i) the Minimum Condition and (ii) those conditions that by their terms are to be satisfied at the consummation of the Offer; provided that such conditions in clause (ii) were then capable of being satisfied if the consummation of the Offer had taken place) have been satisfied or waived or (B) Parent or the Company terminates this Agreement pursuant to Section 9.01(b) and the Restraint giving rise to the right to terminate relates to any Applicable Law or Governmental Order under Antitrust Laws and such Restraint is not primarily caused by a breach of any covenants or agreements of the Company in this Agreement, then no later than three Business Days after the date of such termination, Parent shall pay or cause to be paid to the Company the Non-Clearance Fee in cash in immediately available funds.

(b) Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that in no event shall (i) the Company be required to pay the Termination Fee or the GPC Reimbursement Fee on more than one occasion or (ii) Parent be required to pay the Non-Clearance Fee on more than one occasion.

(c) Except as expressly set forth in this Agreement, including this Section 9.03, all out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment banking firms and other financial institutions, experts and consultants and commitment fees and any other financing fees and expenses) incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Offer or the Merger or any other Contemplated Transaction is consummated.

(d) Parent agrees that, notwithstanding anything in this Agreement to the contrary (including Section 9.02), in the event that the Termination Fee and the GPC Reimbursement Fee is paid in accordance with this Section 9.03, the payment of the Termination Fee and the GPC Reimbursement Fee shall be the sole and exclusive remedy of Parent, its Subsidiaries, stockholders, Affiliates, officers, directors, employees and Representatives against the Company or any of its Representatives or Affiliates for, and in no event will Parent or any other such Person seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to: (i) any loss suffered, directly or indirectly, as a result of the failure of the Merger or the Offer, as the case may be, to be consummated, (ii) the termination of this Agreement, (iii) any Liabilities or obligations arising under this Agreement or the Contemplated Transactions or (iv) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and upon payment of the Termination Fee and the GPC Reimbursement Fee in accordance with this Section 9.03, neither the Company, nor any Representative or Affiliate of the Company shall have any further Liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions. For the avoidance of doubt, the Parties acknowledge that the Non-Clearance Fee shall be the sole and exclusive remedy of the Company in the event of termination of this Agreement under circumstances requiring the payment of the Non-Clearance Fee pursuant to Section 9.03(a)(iv) above other than with respect to Fraud committed prior to such termination or for any Willful Breach prior to such termination of any of its covenants or agreements set forth in this Agreement, in which case Section 9.02 shall apply notwithstanding the payment of the Non-Clearance Fee.

(e) The Parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the Contemplated Transactions. In the event that the Company shall fail to pay the Termination Fee or the GPC Reimbursement Fee, on the one hand, or Parent shall fail to pay the Non-Clearance Fee, on the other hand, the amount of such payment shall be increased to include the costs and expenses incurred or accrued by or on behalf of Parent, on the one hand, or the Company, on the other hand, (in each case, including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on such unpaid Termination Fee, GPC Reimbursement Fee or Non-Clearance Fee, as applicable, commencing on the date that the Termination Fee, the GPC Reimbursement Fee or the Non-Clearance Fee, as applicable, became due, at a rate of interest equal to the Interest Rate.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 Non-Survival of Representations and Warranties. The representations and warranties of the Company in this Agreement and in any instrument delivered pursuant hereto, and any covenant or agreement to be performed by the Company prior to the Expiration Time, shall terminate at the Expiration Time.

Section 10.02 Notices.

All notices, requests and other communications to any Party hereunder shall be in writing (including email or similar writing) and shall be given,

if to Parent, Merger Sub or Staples:

Staples

500 Staples Drive

P.O. Box 9271

Framingham, MA 01701-9271

Attention:         John Lederer, Chief Executive Officer

Email:              john.lederer@staples.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:         Sean Rodgers, P.C.

                          Laura Sullivan

                          Patrick Jacobs

Email:              sean.rodgers@kirkland.com

                          laura.sullivan@kirkland.com

                          patrick.jacobs@kirkland.com

if to the Company:

Essendant Inc.

One Parkway North Boulevard

Suite 100

Deerfield, Illinois 60015

Attention:         Elizabeth Meloy, Senior Vice President

                          Brendan McKeough, General Counsel

Email:              emeloy@essendant.com

                          bmckeough@essendant.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Attention:         Charles W. Mulaney, Jr.

                          Richard C. Witzel, Jr.

Email:              charles.mulaney@skadden.com

                          richard.witzel@skadden.com

or to such other address or email and with such other copies, as such Party may hereafter specify for that purpose by notice to the other Parties. Each such notice, request or other communication shall be effective (a) on the day delivered (or if that day is not a Business Day, on the first following day that is a Business Day) when (i) delivered personally against receipt or (ii) sent by overnight courier, (b) on the day when email is transmitted (or if that day is not a Business Day, on the first following day that is a Business Day) and (c) if given by any other means, upon delivery at the address specified in this Section 10.02 (or such other address as a Party hereafter may specify by notice to the other Parties).

Section 10.03 Amendments; Waivers.

(a) This Agreement may be amended, modified and supplemented in any and all respects any time prior to the Merger Effective Time with respect to any of the terms of this Agreement; provided, however, that (i) no such amendment, modification or supplement shall result in the Merger Consideration not being the same amount and kind of cash, property, rights or securities as the consideration being offered to holders of shares of Company Common Stock in the Offer, (ii) after the Offer Closing, no such amendment, modification or supplement shall adversely affect the rights of the stockholders of the Company (other than Parent, Merger Sub or their respective Affiliates) under this Agreement without the approval of such stockholders of the Company and (iii) no amendment shall be made to this Agreement after the Merger Effective Time. Any such amendment, modification or supplement shall be effective only if it is set forth in an instrument in writing executed by each Party.

(b) At any time prior to the Merger Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties in this Agreement or in any document delivered pursuant to this Agreement, (c) subject to clause (a)(i) of this Section 10.03, waive compliance with any covenants and agreements in this Agreement or (d) waive the satisfaction of any of the conditions in this Agreement; provided, however, that the Offer Conditions may be waived only in accordance with Section 2.01(c). Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by the Party against whom the waiver or extension is to be effective. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(c) Notwithstanding anything to the contrary herein, the provisions of Section 10.04, Section 10.16 and Section 10.17 (and the definitions related thereto and any other provision of this Agreement that would modify the substance of any of the foregoing sections) in each case may not be amended, modified, or supplemented in any manner adverse to the Lenders without the prior written consent of such Lenders.

Section 10.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer, directly or indirectly, in whole or in part, any of its rights or obligations under this Agreement without the prior written consent of Parent and the Company (which, in the case of an assignment by Staples, Parent or Merger Sub to an Affiliate thereof, such consent shall not be unreasonably withheld, conditioned or delayed); provided that each of Parent and Merger Sub may assign all or any portion of its rights or obligations to any of its Lenders pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral security in respect of the Financing. Notwithstanding the foregoing, no assignment, delegation or other transfer of rights under this Agreement shall relieve the assignor of any Liability or obligation hereunder. Any attempted assignment, delegation or transfer in violation of this Section 10.04 shall be void.

Section 10.05 Construction. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. References in this Agreement to a Party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits, Schedules, Disclosure Letters and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Disclosure Letters and Attachments to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” With regard to each and every term and condition of this Agreement, the Parties understand and agree that, if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. Where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to is publicly available on the SEC’s website through its Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system or has been physically or electronically delivered to the relevant Parties or their respective Representatives, including, in the case of “made available” to Parent, material that has been posted in a “data room” (virtual or otherwise) established by or on behalf of the Company. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

Section 10.06 Disclosure Letters. Notwithstanding anything to the contrary contained in the Disclosure Letters or in this Agreement, the information and disclosures contained in any Section of a Disclosure Letter shall be deemed to be disclosed and incorporated by reference in each other Section of such Disclosure Letter as though fully set forth in such other Section to the extent the relevance of such information to such other Section is reasonably apparent on its face notwithstanding the omission of a reference or a cross-reference with respect thereto and notwithstanding any reference to a Section of such Disclosure Letter in this Agreement. Certain items and matters are listed in the Disclosure Letters for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in a Disclosure Letter be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants and agreements contained in this Agreement. No reference to, or disclosure of, any item or matter in any Section of this Agreement or any Section of a Disclosure Letter shall be construed as an admission or indication that such item or matter is material or that such item or matter is required to be referred to or disclosed in this Agreement or in such Disclosure Letter. Without limiting the foregoing, no reference to, or disclosure of, a possible breach or violation of any Contract, Applicable Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

Section 10.07 Public Announcements. None of the Parties (and in the case of Parent, any of Parent’s Affiliates) shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Contemplated Transactions or otherwise communicate with any news media regarding this Agreement or the Contemplated Transactions without the prior written consent of the other Parties (such consent not to be unreasonably withheld, delayed or conditioned), unless such press release or public announcement is required by Applicable Law or applicable stock exchange regulation, in which case the Parties shall, to the extent practicable, consult with each other as to the timing and contents of any such press release, public announcement or communication; provided, however, that the prior written consent of the other Parties shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written consent of the other Parties; provided, further, however, that the restrictions set forth in this Section 10.07 shall not apply to any release or announcement made or proposed to be made in connection with and related to a Change in the Company Board Recommendation or a Competing Company Transaction.

Section 10.08 Entire Agreement. This Agreement (including the Disclosure Letters) and any other agreements contemplated hereby, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof.

Section 10.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including by PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

Section 10.10 Governing Law. This Agreement shall be construed in accordance with and governed by federal law and by the laws of the State of Delaware (without regard to the choice of law provisions thereof).

Section 10.11 Dispute Resolution, Consent to Jurisdiction. Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions shall be brought in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the Parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Process in any such Proceeding may be served on any Party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, each of the Parties agrees that service of process upon such Party at the address referred to in Section 10.02 (or such other address as may be specified in accordance with Section 10.02) shall be deemed effective service of process upon such Party. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED

BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE CONTEMPLATED TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS Section 10.11.

Section 10.12 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. The application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Applicable Law. To the extent any provision of this Agreement is determined to be prohibited or unenforceable in any jurisdiction, or determined to be impermissible by any Governmental Authority, each of the Parties agrees to use reasonable commercial efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited, unenforceable, or impermissible provision.

Section 10.13 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 10.14 Specific Performance. Each Party acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Party and that any such breach would cause the other Parties irreparable harm. Accordingly, each Party also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such Party, the other Parties shall be entitled to equitable relief without the requirement of posting a bond or other security, and without proof of actual damages, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to such other Parties at law or in equity. Without limiting the generality of the foregoing, the Parties agree that each Party shall be entitled to enforce specifically the other Parties’ obligations to consummate the Contemplated Transactions (including the obligation to consummate the Closing, the Offer and the Merger), if the applicable conditions have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing or Expiration Time, as applicable) or waived (where permissible under Applicable Law). The Parties agree that they will not contest the appropriateness of specific performance as a remedy.

Section 10.15 No Third-Party Beneficiaries. Except: (i) as expressly provided in this Agreement, including Section 7.03 and Section 7.05; (ii) after the Merger Effective Time, for Section 2.06 and Section 3.01(a), each of which is intended to be for the benefit of, and shall be enforceable by, each stockholder of the Company as of immediately prior to the Merger Effective Time, which holders are express third-party beneficiaries of Section 2.06 and Section 3.01(a) from and after the Merger Effective Time; and (iii) after the Offer Closing, for Section 3.02, which is intended to be for the benefit of, and shall be enforceable by, the holders of Company RSUs, Company Restricted Stock, Company PSUs, Company Performance Units, Company Stock Options and Company Cash Awards, as applicable, as of immediately prior to Offer Closing, which holders are express third-party beneficiaries of Section 3.02 from and after the Offer Closing, each Party agrees that (A) its respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement and (B) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies under this Agreement, including the right to rely upon the representations and warranties set forth in this Agreement.

Section 10.16 Non-Parties. Notwithstanding anything to the contrary in this Agreement, it is hereby agreed and acknowledged that this Agreement may only be enforced against, and any claims of action that may be based upon, arise out of, or relate to, this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the Parties, and no former, current or future Affiliates, officers, directors, managers, employees, equityholders, lenders, Financing Sources, managers, members, partners, agents or Representatives of any Party, in each case, who is not a party to this Agreement, shall have any Liability for any obligations of the Parties or for any claim based on, in respect of, or by reason of, the Contemplated Transactions (whether at law or in equity, in contract, tort or otherwise); provided that the rights of the Lenders pursuant to Section 10.17 hereof shall not be impaired as a result of this Section 10.16.

Section 10.17 Financing Sources Disclaimer. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and irrevocably agree (i) that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Lenders arising out of, or relating to, the transactions contemplated hereby, the Commitment Letters, the Financing Agreements, the Financing, or the performance of services thereunder or related thereto shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York, and any appellate court thereof and each Party hereto submits for itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Proceeding in any other court, (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in Section 10.02 shall be effective service of process against them for any such Proceeding brought in any such court, (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court, (v) to waive and hereby waive any right to trial by jury in respect of any such Proceeding, (vi) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law, (vii) that any such Proceeding shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State, (viii) that none of the Lenders will have any liability to the Company or its Affiliates relating to or arising out of this Agreement, the Financing or otherwise, whether at law, or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Lenders hereunder or thereunder, and in no event shall the Company be entitled to seek the remedy of specific performance of this Agreement against the Lenders and (ix) that the Lenders are express third-party beneficiaries of, and may enforce, any provisions in this Agreement reflecting the foregoing agreements (and such provisions shall not be amended without the prior written consent of the Lenders).

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed under seal by their respective authorized representatives on the day and year first above written.

EGG PARENT INC.

By:	/s/ Stefan Kaluzny
Name: Stefan Kaluzny
Title: President

EGG MERGER SUB INC.

By:	/s/ Stefan Kaluzny
Name: Stefan Kaluzny
Title: President

STAPLES, INC.

By:	/s/ John A. Lederer
Name: John A. Lederer
Title: Executive Chairman

ESSENDANT INC.

By:	/s/ Janet Zelenka
Name: Janet Zelenka
Title: Senior Vice President, Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

(a) The following terms have the following meanings:

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement between the Company and a Person with confidentiality terms as to the Company’s information that are no less favorable to the Company than those in the aggregate contained in the Confidentiality Agreement.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person. For purposes of determining whether a Person is an Affiliate, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, Contract or otherwise; provided, however, that no portfolio companies (as such term is commonly used in the private equity industry) of funds affiliated with the Parent and its Affiliates shall be considered an Affiliate of Parent or Merger Sub.

“Antitrust Laws” means all United States federal and state, and any foreign, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, and the Federal Trade Commission Act of 1914.

“Applicable Law” means, with respect to any Person, any federal, state, county, municipal, local, multinational or foreign statute, treaty, law, executive order, common law, ordinance, rule, regulation, administrative order, writ, injunction, judicial decision, decree, permit or other legally binding requirement of any Governmental Authority applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person).

“Beneficial Owner” has the meaning given to such term under Rule 13d-3 of the Exchange Act.

“Business Day” means a day, other than a Saturday, Sunday or other day, on which commercial banks in New York, New York are authorized or required by law to close.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986.

“Company Cash Award” means any cash-based award granted pursuant to the Company Stock Plans and those cash-based awards granted pursuant the Management Incentive Plan and other cash awards set forth on Appendix B of the Company Disclosure Letter.

“Company Disclosure Letter” means the confidential disclosure letter delivered by the Company to Parent and Merger Sub immediately prior to the Determination Date.

“Company Employee” means any employee of the Company or any of its Subsidiaries.

“Company Entity” means any of the Company or any of its Subsidiaries.

“Company Leased Real Property” means real property leased, subleased or licensed by the Company or its Subsidiaries, as tenant, subtenant or licensee.

“Company Material Adverse Effect” means any event, circumstance, change in or effect on the Company and its Subsidiaries that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, assets, results of operations or the financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, either alone or in combination, shall be deemed to constitute a “Company Material Adverse Effect,” or be taken into account in determining whether there has been a “Company Material Adverse Effect”: (a) events, circumstances, trends, changes or effects that generally affect the industries or segments thereof in which the Company or its customers operate, including legal and regulatory changes; (b) general business, economic or political conditions (or changes therein); (c) events, circumstances, changes or effects affecting the financial, credit or securities markets in the United States or in any other country or region in the world, including changes in interest rates or foreign exchange rates; (d) events, circumstances, changes or effects arising out of, or attributable to, (w) all public disclosures or other public communications or actions taken by Parent or Affiliates of Parent that are directly or indirectly related to the Company or any of its Subsidiaries (including the Schedule 13D filed by Affiliates of Parent on May 16, 2018, and any amendment thereto, and the disclosure contained therein), and all public disclosures or other public communications or actions taken by the Company or Affiliates of the Company that are directly or indirectly related to Parent or any of its Affiliates, (x) the announcement of the execution of this Agreement or the GPC Merger Agreement, (y) the consummation of the Contemplated Transactions or (z) the identity of Parent or its Affiliates, including, in each case, with respect to employees, customers, distributors, suppliers, Financing Sources, landlords, licensors, licensees or sub-licensees (provided that this clause (d) shall not apply with respect to the matters described in Section 4.05 and Section 4.06); (e) events, circumstances, changes or effects arising out of, or attributable to, strikes, slowdowns, lockouts or work stoppages (pending or threatened); (f) events, circumstances, changes or effects arising out of, or attributable to, acts of armed hostility, sabotage, terrorism or war (whether or not declared), including any escalation or worsening thereof; (g) events, circumstances, changes or effects arising out of, or attributable to, earthquakes, hurricanes, tsunamis, tornadoes, floods or other natural disasters, weather-related conditions, explosions or fires, or any force majeure events in any country or region in the world; (h) events, circumstances, changes or effects arising out of, or attributable to, changes (or proposed changes) or modifications in GAAP, other applicable accounting standards or Applicable Law or the interpretation or enforcement thereof; or (i) events, circumstances, changes or effects arising out of, or attributable to, (1) the failure by the Company to meet any internal or other estimates, expectations, forecasts, plans, projections or budgets for any period or (2) any change in the Company’s stock price or trading volume (it being understood in the case of each of clauses (1) and (2) that the underlying cause of, or factors contributing to, such failure or change may be taken into account in determining whether a Company Material Adverse Effect has occurred); except, in the case of clauses (a), (b), (c), (e), (f), (g) or (h) to the extent that such event, circumstance, change or effect has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared with other participants in the industries in which the Company and its Subsidiaries operate.

“Company Nonvoting Common Stock” means nonvoting common stock, par value $0.01 per share, of the Company.

“Company Owned Real Property” means the real property owned by the Company or its Subsidiaries.

“Company Performance Units” means an award of performance units whose value is determined by reference to a cash amount but which is payable in shares of Company Common Stock, and which are subject to performance-based vesting criteria.

“Company Preferred Stock” means preferred stock, par value $0.01 per share, of the Company.

“Company PSUs” means all restricted stock units payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock, in each case, that are subject to performance-based vesting criteria, whether granted pursuant to the Company Stock Plans or otherwise.

“Company Restricted Stock” means all shares of Company Common Stock, subject to vesting or other restrictions, whether granted pursuant to the Company Stock Plans or otherwise.

“Company RSUs” means all restricted stock units payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock, in each case, that are not subject to any performance-based vesting criteria, whether granted pursuant to the Company Stock Plan or otherwise.

“Company SEC Documents” means all forms, reports, statements, schedules and other documents filed by the Company with, or furnished by the Company to, the SEC since January 1, 2015.

“Company Stock Options” means all options to acquire shares of Company Common Stock from the Company, whether granted pursuant to the Company Stock Plans or otherwise.

“Company Stock Plans” means the Non-Employee Directors’ Deferred Stock Compensation Plan, the 2004 Long-Term Incentive Plan and the 2015 Long-Term Incentive Plan, in each case as amended (as applicable).

“Competing Company Transaction” means any transaction or series of related transactions (other than the Contemplated Transactions) that constitutes (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries, the assets of which constitute or represent more than 20% of the total revenue or fair market value of the assets of the Company and its Subsidiaries, taken as a whole, (ii) any sale, lease, license, exchange, transfer or other disposition of, or joint venture involving, assets or businesses that constitute or represent more than 20% of the total revenue or fair market value of the assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, exchange, transfer or other disposition to any Person of more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of the Company, (iv) any tender offer or exchange offer that, if consummated, would result in any Person becoming the Beneficial Owner of more than 20% of any class of equity securities of the Company or (v) any combination of the foregoing.

“Competing Company Transaction Agreement” means a letter of intent, agreement in principle, term sheet, merger agreement, acquisition agreement, option agreement or other Contract relating to any Competing Company Transaction (other than an Acceptable Confidentiality Agreement).

“Contemplated Transactions” means the transactions contemplated by this Agreement.

“Contract” means all legally binding contracts, agreements, arrangements, leases and subleases (including leases and subleases of real property), licenses, commitments, notes, bonds, mortgages, indentures, sales and purchase orders, other instruments and other undertakings of any kind, whether written or oral.

“Determination Date” means September 9, 2018.

“Disclosure Letter” means, as the context requires, the Company Disclosure Letter and/or the Parent Disclosure Letter.

“Environmental Laws” means any and all past, present or future federal, state, county, municipal, local, multi-national and foreign statutes, treatises, laws, common laws, ordinances, rules, regulations, orders, writs, injunctions, judicial decisions, decrees or other legally binding requirement of any Governmental Authority that relate to protection of the environment or that impose Liability for, or standards of conduct concerning, the manufacture, processing, generation, distribution, use, treatment, storage, disposal, discharge, release, emission, cleanup, transport or handling of Hazardous Substances, including the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1984, the Toxic Substances Control Act, any other so-called “Superfund” or “Superlien” laws, but excluding the Occupational Safety and Health Act of 1970 and similar state laws.

“Environmental Permit” means any Permit, identification number or registration required pursuant to any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means each entity that is treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Company Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of February 22, 2017, among Essendant Co., the Company, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time prior to the date of, or otherwise in a manner not prohibited by, this Agreement.

“Existing Company Financing Documents” means the Existing Company Credit Agreement and the Existing Company Note Purchase Documents.

“Existing Company Note Purchase Documents” means that certain Note Purchase Agreement, dated as of November 25, 2013, among Essendant Co., the Company and the purchasers party thereto, as amended, restated, supplemented or otherwise modified from time to time prior to the date of, or otherwise in a manner not prohibited by, this Agreement, together with all notes issued and sold thereunder.

“Existing Company Notes” means the 3.75% Secured Senior Notes due January 15, 2021 issued pursuant to the Existing Company Note Purchase Documents.

“Financing Sources” means the Persons that have committed to provide or have otherwise entered into agreements (including any Commitment Letters or Financing Agreements), in each case, in connection with the Financing or any Alternative Financing in connection with the transactions contemplated hereby, and any joinder agreements, indentures or credit agreements entered into pursuant thereto, including the Lenders, together with their Affiliates, officers, directors, employees, agents and representatives involved in the Financing and their successors and assigns; it being understood that Staples, Parent and Merger Sub shall not be Financing Sources for any purposes hereunder.

“Fraud” means conduct constituting fraud under the laws of the State of Delaware, including the following elements: (i) representation made of material fact, (ii) that was untrue, (iii) which the party making the representation knew to be untrue at the time such representation was made, (iv) with the intent to deceive and for the purpose of inducing the recipient to act upon it, (v) on which the recipient justifiably relied and (vi) as a result of such justifiable reliance, the recipient suffered damages.

“GAAP” means United States Generally Accepted Accounting Principles as in effect on the date of this Agreement.

“Governmental Authority” means any multinational, foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, arbitral panel, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substances” means (i) substances defined as “hazardous substances” or “hazardous waste” pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or the Resource Conservation and Recovery Act of 1976, (ii) substances defined as “hazardous substances” or “hazardous waste” in the regulations adopted pursuant to any of said laws, (iii) substances defined as “toxic substances” in the Toxic Substances Control Act and (iv) petroleum, petroleum derivatives, petroleum products, asbestos and asbestos-containing materials and any other substances or materials as regulated pursuant to Environmental Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all intellectual property rights throughout the world, including all foreign and domestic (i) trademarks, service marks and domain names; (ii) inventions, whether patentable or not, and all patents, invention disclosures, and design registrations, and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) rights in confidential and proprietary information, trade secrets and know-how, including processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists; (iv) published and unpublished works of authorship, whether copyrightable or not (including software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) rights in computer software, algorithms and databases and all documentation, including user manuals and training materials, related to any of the foregoing.

“Interest Rate” means, on any given day, the rate per annum equal to the “prime” rate as published on such day in the Wall Street Journal, Eastern Edition.

“Liabilities” means all liabilities and obligations of any kind, character or description, whether liquidated or unliquidated, known or unknown, fixed, variable or contingent, accrued or unaccrued, absolute, determined, determinable or indeterminable, or otherwise, including those arising under any Applicable Law, Proceeding or Contract.

“Lien” means, (i) with respect to any asset, any mortgage, lien, claim, pledge, hypothecation, charge, security interest or other encumbrance or restriction on title or transfer of any kind in respect of such asset and (ii) with respect to real property, any title defects, encumbrances, easements and restrictions, invalidities or irregularities.

“Non-Clearance Fee” means $20,000,000.

“Non-U.S. Company Employee” means any Company Employee who is employed primarily outside (or, in the case of any expatriate Company Employee, whose home country is outside) the United States immediately prior to the Closing.

“Parent Disclosure Letter” means the confidential letter delivered by Parent to the Company immediately prior to the execution of this Agreement.

“Parent Material Adverse Effect” means any event, circumstance, change in or effect that would prevent or materially delay, interfere with, impair or hinder the consummation by Parent, Merger Sub or Staples of the Offer, the Merger and the other Contemplated Transactions in accordance with the terms of this Agreement.

“Permits” means all federal, state, local or foreign permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, certificates or Governmental Orders of or issued by any Governmental Authority that are required for a Party to own its assets or conduct its business as it is being conducted on the date of this Agreement or as of the Closing Date.

“Permitted Liens” means (a) statutory Liens for current Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established in accordance with GAAP on the applicable financial statements, (b) in the case of the Company and its Subsidiaries, Liens approved in writing by Parent after the date hereof, (c) mechanics’, materialmens’, carriers’, workers’, repairers’ and other similar Liens or security obligations incurred in the ordinary course of business and arising by operation of law with respect to any amounts not yet delinquent or the validity or amount of which is being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (d) pledges, deposits or other Liens securing the performance of bids, trade Contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), (e) Liens and other imperfections of title that do not materially detract from the value or materially impair the use or occupancy of the property to which they relate in the conduct of the business of the Company and its Subsidiaries, as the case may be, as currently conducted, (f) Liens arising under conditional sales contracts and equipment leases with third parties and other Liens arising on assets and products sold in the ordinary course of business, (g) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising therefrom or benefiting or created by any superior estate, right or interest, (h) any zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities, (i) all Liens, encumbrances and restrictions (including covenants, conditions, easements, charges, rights of way and other similar matters of record) that are title exceptions disclosed on a title insurance policy for the applicable owned or leased real property issued by a nationally reputable title insurance company, (j) Liens that will be released at or prior to the Closing, (k) Liens in favor of banks, brokers and similar financial institutions that are incurred in the ordinary course of business consistent with past practice, (l) Liens identified in the financial statements of the Company and (m) Liens reserved or created pursuant to this Agreement and the Contemplated Transactions; provided that in the case of each of the items in clauses (g) through (k) above, none of the items described therein, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the use or occupancy of the property to which they relate in the conduct of the business of the Company and its Subsidiaries, as the case may be, as currently conducted.

“Person” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, a joint venture, an association, a trust or any other entity or organization, including a Governmental Authority.

“Proceeding” means any proceeding (public or private), litigation, suit, arbitration, dispute, demand, claim, charge, action, cause of action, subpoena, inquiry, governmental audit or investigation before any court, grand jury, Governmental Authority or any arbitration or mediation tribunal or authority.

“Representatives” means, with respect to a Person, each of its respective directors, officers, attorneys, accountants, employees, advisors, agents or financing sources.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any other Person of which the specified Person, either directly or through or together with any other of its Subsidiaries, owns more than 50% of the voting power in the election of directors or their equivalents, other than as affected by events of default.

“Superior Proposal” means a written bona fide offer or proposal made by a third party with respect to a Competing Company Transaction on terms and conditions that the Company Board determines, in its good faith judgment, after consulting with a financial advisor of internationally recognized reputation and external legal counsel, and taking into account all legal, financial and regulatory and other aspects of the proposal, including availability of financing, and any changes to the terms of this Agreement proposed by Parent in response to such offer or proposal, or otherwise, to be (a) more favorable from a financial point of view, to the stockholders of the Company than the Contemplated Transactions and (b) reasonably expected to be consummated. For purposes of the definition of “Superior Proposal,” each reference to “20%” in the definition of “Competing Company Transaction” shall be replaced with “50%.”

“Tax” means any tax, including any net income, gross income, gross receipts, recapture, alternative or add-on minimum, sales, use, business and occupation, business, professional and occupational license, value-added, trade, goods and services, ad valorem, franchise, profits, license, business royalty, withholding, payroll, employment, capital, exercise, transfer, recording, severance, stamp, occupation, premium, property, asset, real estate acquisition, environmental, custom duty, impost, obligation, assessment, levy, tariff or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) filed with or required to be filed with a Taxing Authority in connection with the payment, determination, assessment or collection of any Tax or the administration of any Applicable Law relating to any Tax and any amended Tax return or claim for refund.

“Taxing Authority” means any Governmental Authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the U.S. Internal Revenue Service or any successor thereto, including its agents, representatives, and attorneys acting in their official capacity).

“Termination Fee” means $12,000,000.

“Treasury Regulations” means the regulations promulgated under the Code.

“U.S. Company Employee” means any Company Employee who is employed primarily in (or, in the case of any expatriate Company Employee, whose home country is) the United States immediately prior to the Closing.

“Willful Breach” shall mean a material breach of, or failure to perform any of the covenants or other agreements contained in, this Agreement, that is a consequence of an act or failure to act by the breaching or non-performing Person with actual knowledge that such Person’s act or failure to act would, or would be reasonably expected to, result in or constitute a breach of or failure of performance under this Agreement. For the avoidance of doubt, failure by Parent or Merger Sub to consummate the Offer or the Merger when all of the conditions thereto (other than those conditions that by their terms are to be satisfied at the Expiration Time or the Closing, as applicable) have been satisfied or waived shall constitute a “Willful Breach” for purposes of this Agreement.

(b) “To the knowledge,” “known by,” “known” or “aware of” (and any similar phrase) means (i) with respect to Staples, Parent and Merger Sub, to the actual knowledge of the individuals set forth on Appendix A of the Parent Disclosure Letter and (ii) with respect to the Company, to the actual knowledge of the individuals set forth on Appendix A of the Company Disclosure Letter.

(c) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acceptable Confidentiality Agreement	Exhibit A
Acceptance Time	Section 2.01(b)
Accrued Time-Off	Section 7.10(b)
Affiliate	Exhibit A
Agreement	Preamble
Alternative Financing	Section 7.05(e)
Antitrust Laws	Exhibit A
Applicable Law	Exhibit A
Appraisal Shares	Section 2.10
Beneficial Owner	Exhibit A
Bonus Amount	Section 7.10(d)
Bonus Plans	Section 7.10(d)
Book-Entry Shares	Section 2.06(c)
Burdensome Condition	Section 7.04(b)
Business Day	Exhibit A
Cash Award Amount,	Section 3.02(f)
Certificate	Section 2.06(c)
Certificate of Merger	Section 2.04
Change in the Company Board Recommendation	Section 7.01(d)
Closing	Section 2.04
Closing Date	Exhibit A
Code	Exhibit A
Commitment Letters	Section 5.06(a)
Company	Preamble
Company 401(k) Plan	Section 7.10(e)
Company Board	Recitals
Company Board Recommendation	Section 4.05(b)
Company Capitalization Date	Section 4.03(a)
Company Cash Award	Exhibit A
Company Common Stock	Recitals
Company Disclosure Letter	Exhibit A
Company Employee	Exhibit A
Company Entity	Exhibit A
Company Leased Real Property	Exhibit A
Company Leases	Section 4.13(a)
Company License	Section 4.12(d)
Company Material Adverse Effect	Exhibit A
Company Material Contracts	Section 4.17(a)
Company Nonvoting Common Stock	Exhibit A
Company Owned Intellectual Property	Section 4.12(a)(i)
Company Owned Real Property	Exhibit A
Company Performance Units	Exhibit A
Company Plans	Section 4.14(b)
Company Preferred Stock	Exhibit A
Company PSUs	Exhibit A
Company Restricted Stock	Exhibit A
Company RSUs	Exhibit A
Company SEC Documents	Exhibit A
Company Stock Options	Exhibit A
Company Stock Plans	Exhibit A

Term	Section
Company Union Contracts	Section 4.15
Competing Company Transaction	Exhibit A
Competing Company Transaction Agreement	Exhibit A
Confidentiality Agreement	Section 7.08(a)
Contemplated Transactions	Exhibit A
Continuation Period	Section 7.10(a)
Continuing Employee	Section 7.10(a)
Contract	Exhibit A
CPU Award	Section 3.02(e)
D&O Indemnified Parties	Section 7.03(a)
Determination Date	Exhibit A
DGCL	Recitals
Disclosed Conditions	Section 5.06(e)
Disclosure Letter	Exhibit A
Environmental Law	Exhibit A
Environmental Permits	Exhibit A
ERISA	Exhibit A
ERISA Affiliate	Exhibit A
Exchange Act	Exhibit A
Existing Company Credit Agreement	Exhibit A
Existing Company Financing Documents	Exhibit A
Existing Company Note Purchase Documents	Exhibit A
Existing Company Notes	Exhibit A
Expiration Time	Section 2.01(d)
Fee Letter	Section 5.06(a)
Financing	Section 5.06(a)
Financing Agreements	Section 5.06(b)
Financing Indemnitees	Section 7.05(i)
Financing Sources	Exhibit A
Fraud	Exhibit A
GAAP	Exhibit A
Governmental Authority	Exhibit A
Governmental Order	Exhibit A
GPC Merger Agreement	Recitals
GPC Reimbursement Fee	Section 9.03(a)(i)
GPC Termination Fee	Section 7.12
Guaranty	Section 7.20(a)
Hazardous Substances	Exhibit A
HSR Act	Exhibit A
Impediment	Section 7.04(b)
Initial Expiration Time	Section 2.01(d)
Intellectual Property	Exhibit A
Interest Rate	Exhibit A
Intervening Event	Section 7.01(d)(i)
Lenders	Section 5.06(a)
Liabilities	Exhibit A
Lien	Exhibit A
Maximum Amount	Section 7.03(b)
Merger	Recitals
Merger Consideration	Section 2.06(b)
Merger Effective Time	Section 2.04
Merger Fund	Section 3.01(a)

Term	Section
Merger Sub	Preamble
Merger Sub Common Stock	Section 2.06(d)
Minimum Condition	Section 2.01(a)
Non-Clearance Fee	Exhibit A
Non-U.S. Company Employee	Exhibit A
Non-U.S. Company Plans	Section 4.14(b)
Notice of Superior Proposal	Section 7.01(d)(ii)(1)
Notice Period	Section 7.01(d)(ii)(2)
Obligations	Section 7.20
Offer	Section 2.01(a)
Offer Closing	Section 2.04
Offer Conditions	Section 2.01(a)
Offer Documents	Section 2.01(h)
Offer Price	Section 2.01(a)
Offer to Purchase	Section 2.01(c)
Parent	Preamble
Parent DC Plan	Section 7.10(e)
Parent Disclosure Letter	Exhibit A
Parent Material Adverse Effect	Exhibit A
Parties	Preamble
Party	Preamble
Paying Agent	Section 3.01(a)
Performance Unit Value	Section 3.02(e)
Permits	Exhibit A
Permitted Liens	Exhibit A
Person	Exhibit A
PII	Section 4.12(c)
Proceeding	Exhibit A
PSU Amount	Section 3.02(d)
Representatives	Exhibit A
Restraint	Section 9.01(b)
Revised Transaction Proposal	Section 7.01(d)(ii)(2)
Rights Agreement	Recitals
Schedule 14D-9	Section 2.02(a)
Schedule TO	Section 2.01(h)
SEC	Exhibit A
Section 262	Section 2.10
Securities Act	Exhibit A
Staples	Preamble
Staples Audited Financial Statements	Section 5.05(a)
Staples Available Financing Sources	Section 5.06(d)
Staples Financial Statements	Section 5.05(a)
Staples Interim Financial Statements	Section 5.05(a)
Stockholder List Date	Section 2.02(b)
Subsidiary	Exhibit A
Superior Proposal	Exhibit A
Surviving Corporation	Section 2.03
Takeover Law	Section 7.17
Tax	Exhibit A
Tax Return	Exhibit A
Taxing Authority	Exhibit A
Termination Condition	Section 2.01(a)

Term	Section
Termination Date	Section 9.01(a)
Termination Fee	Exhibit A
Transaction Litigation	Section 7.16
Transfer	Section 7.19
Treasury Regulations	Exhibit A
U.S. Company Employee	Exhibit A
U.S. Company Plans	Section 4.14(a)
Willful Breach	Exhibit A

Exhibit B

CONDITIONS TO THE OFFER

Notwithstanding any other provisions of the Offer and in addition to Merger Sub’s rights to extend, amend or terminate the Offer in accordance with the provisions of the Merger Agreement and Applicable Law, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act, pay for any validly tendered shares of Company Common Stock, if (a) the Minimum Condition or the Termination Condition shall not have been satisfied at the Expiration Time or (b) any of the following conditions exists at the Expiration Time or has occurred and is continuing at the Expiration Time:

(i) any waiting period (and any extension thereof) under the HSR Act shall not have expired or shall not have been terminated;

(ii) there shall be in effect any Applicable Law or any Governmental Order (whether temporary, preliminary or permanent) issued by a Governmental Authority of competent jurisdiction that prohibits, restrains, enjoins or makes illegal the consummation of the Offer or the Merger;

(iii) any representations and warranties of the Company contained in this Agreement (x) set forth in Section 4.03 (Capitalization) shall not be true and correct as though such representations and warranties had been made as of the Expiration Time except for de minimis deviations, (y) set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.05(b) (No Conflict; Board Approval), Section 4.19 (Rights Agreement; No Anti-Takeover Law) and the second sentence of Section 4.23 (GPC Merger Agreement) shall not be true and correct in all material respects as though such representations and warranties had been made as of the Expiration Time and (z) otherwise set forth in Article IV (1) that are qualified by a Company Material Adverse Effect qualification shall not be true and correct in all respects as so qualified as though such representations and warranties had been made as of the Expiration Time and (2) that are not qualified by a Company Material Adverse Effect qualification shall not be true and correct as though such representations and warranties had been made as of the Expiration Time, except for such failures to be true and correct as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (except to the extent such representations and warranties are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in the manner set forth in the foregoing clauses (x), (y) or (z), as applicable, as of such date);

(iv) the covenants and agreements contained in this Agreement to be complied with by the Company on or prior to the Expiration Time shall not have been complied with in all material respects; and

(v) Parent and Merger Sub shall not have received a certificate of the Company signed by a duly authorized representative thereof certifying the matters set forth in clauses (iii) and (iv) above.

The foregoing conditions, other than the Minimum Condition and the Termination Condition, are for the sole benefit of Parent and Merger Sub and may be asserted by Parent or Merger Sub regardless of the circumstances giving rise to any such conditions and may be waived by Parent or Merger Sub in writing in whole or in part at any time and from time to time in their sole discretion, in each case, subject to the terms of the Agreement and the applicable rules and regulations of the SEC. Any reference in this Exhibit B or the Agreement to a condition or requirement being satisfied shall be deemed to be satisfied if such condition or requirement is so waived. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right, which may be asserted at any time and from time to time.

The capitalized terms used in this Exhibit B shall have the meanings set forth in the agreement to which it is annexed, except that the term “Agreement” shall be deemed to refer to the agreement to which this Exhibit B is annexed.

B-1

Exhibit C

FORM OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ESSENDANT INC.

ARTICLE I

The name of the corporation is Essendant Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

ARTICLE V

The corporation is to have perpetual existence.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE VII

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE VIII

The corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the corporation or (ii) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the corporation or elects to continue to serve as a director or officer of the corporation while this Article VIII is in effect. Any repeal or amendment of this Article VIII shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article VIII. Such right shall include the right to be paid by the corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise. As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction in which the director derived an improper personal benefit. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

The corporation may additionally indemnify any employee or agent of the corporation to the fullest extent permitted by law.

Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article VIII shall extend to proceedings involving the negligence of such person.

The corporation hereby acknowledges that certain indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance provided by Sycamore Partners Management, L.P. or any of its affiliates (collectively, the “Fund Indemnitors”). The corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to such indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such indemnitee and shall be liable for the full amount of all costs, expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Third Amended and Restated Certificate of Incorporation, without regard to any rights such indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors, as applicable, for contribution, subrogation or any other recovery of any kind in respect thereof. The corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of such indemnitee with respect to any claim for which such indemnitee has sought indemnification from the corporation shall affect the foregoing and the Fund Indemnitors, as applicable, shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against the corporation.

ARTICLE IX

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE X

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

*    *    *    *    *

Exhibit 99.11

STAPLES TO ACQUIRE ESSENDANT FOR $12.80 PER SHARE IN CASH

Essendant Terminates Previously Announced Agreement with Genuine Parts Company

FRAMINGHAM, Mass. & DEERFIELD, Ill., – September 14, 2018 – Staples, Inc. and Essendant Inc. (NASDAQ: ESND) today announced that they have entered into a definitive agreement under which an affiliate of Staples, the world’s largest office solutions provider, will acquire all of the outstanding shares of Essendant common stock for $12.80 per share in cash, or a transaction value of $996 million including net debt.

The transaction follows the determination by Essendant’s Board of Directors, after consultation with Essendant’s legal and financial advisors, that the Staples proposal constituted a “Superior Proposal” as defined in Essendant’s previously announced merger agreement to combine with Genuine Parts Company’s (NYSE: GPC) (“GPC”) S.P. Richards business (the “S.P. Richards agreement”). Consistent with that determination, and following the expiration of the three-day waiting period during which GPC did not propose any amendments to the S.P. Richards agreement, Essendant terminated that agreement. In connection with the termination, GPC is entitled to a $12 million break-up fee, which Staples is paying as part of its agreement with Essendant.

“We are excited about the opportunity to move forward with this agreement, and to work with the Essendant team to complete the partnership of these two great companies, which will ultimately deliver significant value to independent resellers and end customers across the U.S.,” Staples said.

“After carefully evaluating Staples’ revised offer, including taking into account the extended regulatory process and risks associated with the S.P. Richards transaction and the continued challenges presented by the rapidly changing industry dynamics on our ability to realize value in combination with S.P. Richards, we are confident that the Staples transaction is in the best interest of Essendant shareholders,” said Charles Crovitz, Chairman of Essendant. “While our agreement to merge with S.P. Richards presented an attractive opportunity, we believe the Staples transaction provides superior and immediate value to our shareholders.”

Ric Phillips, President and Chief Executive Officer of Essendant added, “We believe combining with Staples provides a tremendous opportunity to enhance our resources and ability to serve customers, while delivering compelling and certain value to shareholders. I want to thank all our associates for their continued commitment and dedication as we have navigated this process over the past several months.”

Transaction Terms

The $12.80 per share purchase price reflects a 51% premium to Essendant’s share price on April 11, 2018, the day before the company announced plans to merge with GPC’s S.P. Richards business, and a 10.3x multiple of last-twelve-months Adjusted EBITDA.

The transaction will be implemented through a cash tender offer at $12.80 per share. The transaction is conditioned upon, among other things, the number of Essendant shares included in the tender offer, together with the 11.15% of Essendant’s outstanding common shares currently owned by Staples and its affiliates, representing more than 50% of Essendant’s outstanding common shares, expiration of all applicable waiting periods under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, and other customary closing conditions. If the tender offer is consummated, the tender offer will be followed by a merger in which any shares of Essendant common stock not purchased in the offer will be converted into the right to receive the same $12.80 per share in cash. The transaction is not subject to a financing condition and is expected to close in the fourth quarter.

Barclays and Morgan Stanley & Co. LLC are acting as financial advisors and Kirkland & Ellis LLP is acting legal counsel to Staples. Citigroup Global Markets Inc. is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Essendant.

Cautionary Statement

This press release contains forward-looking statements, including statements regarding the proposed acquisition (the “Proposed Acquisition”) of Essendant Inc. (“Essendant”) by Staples, Inc. (“Staples”). From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of Essendant or Staples and the expected timing of the Proposed Acquisition and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many Essendant stockholders will tender their shares in the offer; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the Proposed Acquisition and to satisfy the other conditions to the closing of the Proposed Acquisition on a timely basis or at all, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act); the occurrence of events that may give rise to a right of one or both of Essendant and Staples to terminate the merger agreement; the risk that, prior to the completion of the transaction, Essendant’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the Proposed Acquisition on the market price of Essendant’s common stock and/or on Essendant’s or Staples’ respective businesses, financial condition, results of operations and financial performance; risks associated with transaction-related litigation; the ability of Essendant to retain and hire key personnel; and the risks and uncertainties pertaining to Essendant’s business, including those detailed under “Risk Factors” and elsewhere in Essendant’s public periodic filings with the SEC. There can be no assurance that the Proposed Acquisition or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the statements and reports on Forms 10-K, 10-Q and 8-K, Schedule TO and Schedule 14D-9 filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) by Essendant, Staples, Egg Parent Inc. (“Parent”) and Egg Merger Sub Inc. (“Merger Sub”) and other written statements made by Essendant and Staples from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and Essendant and Staples undertake no obligation to revise or update it.

Additional Information

The tender offer for shares of Essendant’s common stock has not yet commenced. This press release does not constitute an offer to buy or a solicitation of an offer to sell any securities. The solicitation and offer to buy common stock of Essendant will be made only pursuant to an offer to purchase, letter of transmittal and related materials that Staples, Parent and Merger Sub intend to file with the SEC. At the time the tender offer is commenced, Parent and Merger Sub will file with the SEC a Tender Offer Statement on Schedule TO, including the offer to purchase, a letter of transmittal and other related materials, with respect to the tender offer, and thereafter Essendant will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain the Schedule TO, the Schedule 14D-9 and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. The documents filed by Essendant with the SEC may also be obtained free of charge at Essendant’s website at www.essendant.com or by contacting Essendant’s Investor Relations Department at (847) 627-2900, and the documents filed by Parent and Merger Sub with the SEC may also be obtained by contacting D.F. King & Co., Inc. at 212-269-5550.

About Staples, Inc.

Staples brings technology and people together in innovative ways to consistently deliver products, services and expertise that elevate and delight customers. Staples is in business with businesses and is passionate about helping businesses work better. Headquartered outside of Boston, Mass., Staples, Inc. operates primarily in North America. More information about Staples is available at www.staples.com.

About Essendant

Essendant Inc. is a leading national distributor of workplace items, with 2017 net sales of $5.0 billion. The company provides access to a broad assortment of over 170,000 items, including janitorial and breakroom supplies, technology products, traditional office products, industrial supplies, cut sheet paper products, automotive products and office furniture. Essendant serves a diverse group of customers, including independent resellers, national resellers and e-commerce businesses. The Company’s network of distribution centers enables the Company to ship most products overnight to more than ninety percent of the U.S.

Staples Contacts

Investors:

D.F. King & Co., Inc.

Edward McCarthy / Kristian Klein, 212-269-5550

Media:

Gladstone Place Partners

Michael Flaherty, 212-230-5930

Essendant Contacts

Janet Zelenka – Senior Vice President and CFO – (847) 627-7000

Ryon Wharton – Vice President Finance and Investor Relations – (847) 627-2900